THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS TERM SHEET SUPPLEMENT RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS FREE OF CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUING ENTITY, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-803<-9204. PLEASE CLICK HERE HTTP://WWW.BEARSTEARNS.COM/PROSPECTUS/SAMI_II OR VISIT THE FOLLOWING WEBSITE:
WWW.BEARSTEARNS.COM/PROSPECTUS/SAMI_II FOR A COPY OF THE BASE PROSPECTUS APPLICABLE TO THIS OFFERING.

THIS TERM SHEET SUPPLEMENT IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

THE INFORMATION IN THIS TERM SHEET SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS TERM SHEET SUPPLEMENT, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET SUPPLEMENT RELATING TO THESE SECURITIES.

THIS TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE SECURITIES REFERRED TO IN THIS TERM SHEET SUPPLEMENT ARE BEING OFFERED WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET SUPPLEMENT. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR THE UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                              TERM SHEET SUPPLEMENT

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR3
                                 ISSUING ENTITY

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                            EMC MORTGAGE CORPORATION
                                     SPONSOR

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

            STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR3,
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR3

THE CERTIFICATES ARE OBLIGATIONS ONLY OF THE TRUST. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY PERSON, EXCEPT AS DESCRIBED HEREIN. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FOR THE BENEFIT OF CERTIFICATEHOLDERS.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED IF THIS TERM SHEET SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

For use with mortgage loan securitizations involving three loan groups, which may further be divided into sub-loan groups and used in connection with senior and subordinate certificates.

For purposes of this term sheet supplement, group I will consist of multiple sub-loan groups with an overcollateralization structure, group II will consist of multiple sub-loan groups with a senior/subordinate structure, and group III will consist of one loan group with a senior/subordinate structure.

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER

              For use with the base prospectus dated March 28, 2006

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS TERM SHEET SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this term sheet supplement, which describes the specific terms of your certificates.

THE DESCRIPTION OF YOUR CERTIFICATES IN THIS TERM SHEET SUPPLEMENT IS INTENDED TO ENHANCE THE RELATED DESCRIPTION IN THE PROSPECTUS AND YOU SHOULD RELY ON THE INFORMATION IN THIS TERM SHEET SUPPLEMENT AND THE RELATED TERM SHEET AS PROVIDING ADDITIONAL DETAIL NOT AVAILABLE IN THE PROSPECTUS.

THE DEPOSITOR'S PRINCIPAL OFFICES ARE LOCATED AT 383 MADISON AVENUE, NEW YORK, NEW YORK 10179 AND ITS TELEPHONE NUMBER IS (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP CONTRACT PROVIDER, THE TRUSTEE, EACH RECIPIENT OF THE RELATED TERM SHEET SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                               TABLE OF CONTENTS
                             TERM SHEETS SUPPLEMENT

                                   Page                                     Page
                                   ----                                     ----

                              TRANSACTION STRUCTURE

                                  RISK FACTORS

     You are encouraged to carefully consider the following risk factors in connection with the purchase of the offered certificates:

YOUR YIELD ON THE GROUP I CERTIFICATES AND GROUP III CERTIFICATES WILL BE SUBJECT TO ANY NEGATIVE AMORTIZATION ON THE RELATED GROUP I MORTGAGE LOANS AND GROUP III MORTGAGE LOANS.

     All of the group I mortgage loans and the group III mortgage loans are negative amortization loans. Generally, after one to three months following their origination, the interest rates on negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually. In addition, in most circumstances, the amount by which a monthly payment may be adjusted on an annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related certificates on the related distribution date.

     If the interest rates on the group I mortgage loans or group III mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the group I mortgage loans or group III mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by more than 7.50%, the monthly payment due on that negative amortization loan will be reset without regard to the periodic payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan's maturity, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap or if the unpaid principal balance exceeds a percentage of 110% or 115% (in case of group I mortgage loans) or a percentage of 115% (in case of group III mortgage loans) of the original principal balance due to deferred interest, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in each case in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

     The amount of deferred interest, if any, with respect to the group I and group III mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and available to be distributed as a distribution of interest to the related classes of group I certificates and group III certificates. The resulting reduction in interest collections on these mortgage loans will be offset, in part or in whole, by applying all payments of principal received on the mortgage loans to interest distributions on the related classes of group I certificates and group III certificates. For any distribution date, the net deferred interest on the group I and group III mortgage loans will be allocated to each class of group I certificates and group III certificates, respectively, as set forth in the term sheet. The amount of the reduction of accrued interest distributable to each class of group I certificates and group III certificates attributable to net deferred interest will be added to the current principal amount of that class. Only the amount by which the payments of principal received on the related mortgage loans exceed the amount of deferred interest on the related mortgage loans will be distributed as principal to the related classes of group I certificates and group III certificates. The increase in the class certificate balance of any class of group I certificates or group I certificates and the slower reduction in the class certificate balances due to the use of all related mortgage loans to offset the deferred interest will have the effect of increasing the weighted average lives of the related certificates and increasing your exposure to realized losses on the related mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.

     In addition, as the principal balance of a group I and group III mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each group I and group III mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with group I and group III mortgage loans subject to negative amortization is greater than associated with fully amortizing mortgage loans.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

     The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES.

     The subordination of each class of group I subordinate certificates to the group I senior certificates and the classes of group I subordinate certificates with a higher payment priority, the subordination of each class of group II subordinate certificates to the group II senior certificates and the classes of group II subordinate certificates with a higher payment priority, and the subordination of each class of group III subordinate certificates to the group III senior certificates and the classes of group III subordinate certificates with a higher payment priority, in each case, as described in this term sheet supplement, is intended to enhance the likelihood that holders of the applicable senior certificates, and to a more limited extent, that holders of the applicable subordinate certificates with a higher payment priority, will receive regular payments of interest and principal and to provide the holders of the applicable senior certificates, and to a more limited extent, the holders of related subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group or loan groups exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses, to the extent not covered by excess spread or overcollateralization in the case of the group I certificates, among the certificates, beginning with the related subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of each class of related subordinate certificates is reduced to zero. If no group I subordinate certificates remain outstanding, the principal portion of realized losses on the group I mortgage loans will be allocated to the group I senior certificates in the applicable sub-loan group starting with the group I senior certificates in the applicable sub-loan group with the highest numerical designation, until the certificate principal balance thereof has been reduced to zero. If no group II subordinate certificates remain outstanding, the principal portion of realized losses on the group II mortgage loans will be allocated to the group II senior certificates in the applicable sub-loan group starting with the group II senior certificates in the applicable sub-loan group with the highest numerical designation, until the certificate principal balance thereof has been reduced to zero. If no group III subordinate certificates remain outstanding, the principal portion of realized losses on the group III mortgage loans will be allocated to the group III senior certificates starting with the group III senior certificates with the highest numerical designation, until the certificate principal balance thereof has been reduced to zero. Accordingly, if the aggregate certificate principal balance of the related classes of subordinate certificates with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan groups would reduce the amount of funds available for monthly distributions to the holders of the classes of the related subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of the related classes of subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates. In the case of realized losses on group I mortgage loans only, realized losses will be covered first by excess interest and then by overcollateralization on the group I certificates provided by the group I mortgage loans before any allocation of realized losses to the group I subordinate certificates.

     The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the sponsor, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the prospectus.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

     The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related loan group and the allocation thereof to pay principal on these certificates as provided in this term sheet supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, certain mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may act as a deterrent to prepayment of the mortgage loan during the applicable period. For a detailed description of the standards under which the prepayment charges may be waived by the applicable servicer, see "The Mortgage Pool - Prepayment Charges on the Mortgage Loans" in this term sheet supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

     Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

     Unless the certificate principal balances of the group I senior certificates have been reduced to zero, the group I subordinate certificates generally will not be entitled to any principal distributions until at least three years following the closing date or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. This will accelerate the amortization of the group I senior certificates as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans the group I subordinate certificates evidence.

     Generally, on each distribution date during the first ten years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in any sub-loan group and group III mortgage loans will be allocated to the group II senior certificates of the related sub-loan group entitled to payments of principal and the group III senior certificates entitled to payments of principal, respectively, with such allocation to be subject to further reduction over an additional five year period thereafter, as described in this term sheet supplement, unless the amount of subordination provided to the related group senior certificates by the related subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the related senior certificates in each certificate group as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the related group mortgage loans that the applicable subordinate certificates evidence.

     For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield on the Certificates" in this term sheet supplement, including the tables entitled "Percent of Initial Principal Amount Outstanding at the Following CPR Percentage" in this term sheet supplement.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

     The yield to maturity on the offered certificates will depend, in general, on:

     o    the applicable purchase price; and

     o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

     The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the related mortgage loans.

     In general, if the offered certificates are purchased at a premium and principal distributions on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the related mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the depositor from the sale of the group I offered certificates, group II offered certificates and group III offered certificates were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this term sheet supplement.

     The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

THE UNDERWRITING STANDARDS OF SOME OF THE MORTGAGE LOANS DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO THE MORTGAGE LOANS.

     Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS.

     If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

THE SUBORDINATE CERTIFICATES HAVE A GREATER RISK OF LOSS THAN THE SENIOR CERTIFICATES.

     When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." For purposes of this term sheet supplement, subordination with respect to the offered certificates or "subordinate classes" generally means:

o with respect to the Class I-A Certificates: each class, if any, of Class I-A Certificates within the same sub-loan group with a higher numerical designation, the Class I-B Certificates and any overcollateralization;

o with respect to the Class I-B Certificates: each class, if any, of the Class I-B Certificates with a higher numerical designation and any overcollateralization;

o with respect to the Class II-A: each class, if any, of Class II-A Certificates within the same sub-loan group with a higher numerical designation, and the Class II-B Certificates;

o with respect to the Class II-B Certificates: each class, if any, of the Class II-B Certificates with a higher numerical designation;

o with respect to the Class III-A: each class, if any, of Class III-A Certificates with a higher numerical designation, and the Class III-B Certificates;

o with respect to the Class III-B Certificates: each class, if any, of the Class III-B Certificates with a higher numerical designation.

     Credit enhancement for the senior certificates of any group will be provided, first, by the right of the holders of the senior certificates of such group to receive certain payments of interest and principal prior to the related subordinate classes and, then by the allocation of realized losses to the related outstanding subordinate class with the lowest payment priority and, in the case of the group I certificates, any available excess spread and overcollateralization. Accordingly, if the aggregate certificate principal balance of a subordinate class of any group were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group(s) would reduce the amount of funds available for monthly distributions to holders of the remaining related outstanding subordinate class with the lowest payment priority and, if the aggregate certificate principal balance of all the group I subordinate certificates, all the group II subordinate certificates or all the group III subordinate certificates were to be reduced to zero and, in the case of the group I senior certificates, excess interest and overcollateralization was insufficient, delinquencies and defaults on the mortgage loans from the related loan groups or, as the case may be, sub-loan groups, would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. Realized losses on the senior certificates in each loan group will be further allocated among such certificates as set forth in the term sheet. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See "Description of the Certificates" in this term sheet supplement.

     The weighted average lives of, and the yields to maturity on (i) the Class I-B Certificates will be progressively more sensitive, sequentially, starting with the Class I-B Certificates with the highest numerical designation, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group I mortgage loans, (ii) the Class II-B Certificates will be progressively more sensitive, sequentially, starting with the Class II-B Certificates with the highest numerical designation, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group II mortgage loans, and (iii) the Class III-B Certificates will be progressively more sensitive, sequentially, starting with the Class III-B Certificates with the highest numerical designation, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group III mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the related mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses allocated to a class of certificates will result in less interest accruing on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the group I subordinate certificates may be reimbursed to the holders of the group I subordinate certificates from excess cash flow or money remaining from the related cap contracts, if any.

     Unless the certificate principal balance of the group I senior classes have been reduced to zero, it is not expected that the group I subordinate certificates will be entitled to any principal distributions until at least May 2009 or during any period in which delinquencies or losses on the group I mortgage loans exceed certain levels. As a result, the weighted average life of the group I subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the related subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Furthermore, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the group I mortgage loans.

     In addition, the multiple class structure of the subordinate certificates in each group causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in the term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization with respect to the group I mortgage loans, excess spread with respect to the group I mortgage loans, or a class of related subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO COVER LOSSES ON THE GROUP I MORTGAGE LOANS AND/OR TO BUILD OVERCOLLATERALIZATION.

     The group I mortgage loans are expected to generate more interest than is needed to pay interest on the group I offered certificates and any non-offered group I certificates entitled to principal payments because we expect the weighted average net interest rate on the group I mortgage loans to be higher than the weighted average pass-through rate on the group I offered certificates and any non-offered group I certificates entitled to principal payments. If the group I mortgage loans generate more interest than is needed to pay interest on the group I offered certificates and any non-offered group I certificates entitled to principal payments and related trust fund expenses, such "excess spread" will be used to make additional principal payments on the group I offered certificates and any non-offered group I certificates entitled to principal payments, which will reduce the total principal balance of the group I offered certificates or any non-offered group I certificates entitled to principal payments below the aggregate principal balance of the group I mortgage loans, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to the holders of the group I certificates by absorbing losses from liquidated group I mortgage loans. However, we cannot assure you that enough excess spread will be generated on the group I mortgage loans to establish or maintain the required level of overcollateralization. On the closing date, the required level of overcollateralization is expected to be met. If the protection afforded by overcollateralization is insufficient, then an investor in group I certificates could experience a loss on its investment.

     The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the group I mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the rates on the group I mortgage loans resulting from prepayments, defaults and liquidations of such mortgage loans.

     The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of group I certificates then entitled to distributions of principal. An earlier return of principal to the holders of the group I certificates as a result of the overcollateralization provisions will influence the yield on the group I certificates in a manner similar to the manner in which principal prepayments on the group I mortgage loans will influence the yield on the related group I certificates.

CERTAIN OFFERED CERTIFICATES MAY NOT ALWAYS RECEIVE INTEREST BASED ON ONE-MONTH LIBOR PLUS THE RELATED MARGIN.

     The offered certificates that bear interest based on One-Month LIBOR, as set forth in the term sheet, may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on these offered certificates are each subject to a net rate cap equal to the weighted average of the net mortgage rates on the mortgage loans in the related group, as further described in this term sheet supplement. If the net rate cap on a class of the offered certificates that bear interest based on One-Month LIBOR, as set forth in the term sheet, is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the fixed rate set forth in the term sheet, the interest rate on these offered certificates will be reduced to the net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the net rate cap. The prepayment or default of mortgage loans in the related group with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the net rate cap being lower than otherwise would be the case. If on any distribution date the application of the net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

     To the extent interest on the offered certificates that bear interest based on One-Month LIBOR is limited to the net rate cap, the difference between (i) the lesser of (a) One-Month LIBOR plus the related margin and (b) the fixed rate set forth in the term sheet and (ii) the net rate cap will create a shortfall. This shortfall may be covered to the extent of excess cash flow available for that purpose and to the extent of available payments under the cap contracts, if any. However, generally payments under the cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the mortgage loans in the related group. If the mortgage loans in the related group do not prepay according to those assumptions, it may result in a cap contracts providing insufficient funds to cover such shortfalls. In addition, generally cap contracts provide for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

     In addition, although the offered certificates that bear interest based on One-Month LIBOR may be entitled to payments under a cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder may only be obligated to make such payments under certain circumstances.

     To the extent that payments on the offered certificates that bear interest based on One-Month LIBOR depend in part on payments to be received under a cap contracts, the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of the counterparty under the cap contract.

     The cap contracts terminate in accordance with their terms on the dates set forth in the related contract. This date will be selected based on certain prepayment assumptions regarding the mortgage loans in the related group and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the contracts. If prepayments on the mortgage loans in the related group occur at rates that are slower than those assumptions, or even if such group mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the contracts generally will terminate prior to the repayment in full of the related classes of certificates. See "The Cap Contracts" in this term sheet supplement.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

     The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

     Some of the mortgage loans will have an initial interest only period to the extent set forth in the term sheet. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

     Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

DEVELOPMENTS IN SPECIFIED REGIONS COULD HAVE DISPROPORTIONATE EFFECT ON THE MORTGAGE LOANS DUE TO GEOGRAPHICAL CONCENTRATIONS OF THE MORTGAGE PROPERTIES.

     Some of the mortgage loans may be concentrated in certain geographical regions. Property in those regions may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

          o economic conditions in a specific region with a significant concentration of properties underlying the mortgage loans (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

          o declines in a region's residential real estate market may reduce the values of properties located in that region, which would result in an increase in the loan-to-value ratios; and

          o any increase in the market value of properties located in a particular region would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

     Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates of the related group.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES.

     Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES.

     It is expected that as a condition to the issuance of the offered certificates that each class of offered certificates will have the ratings in the categories set forth in the term sheet. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     To the extent that a servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property on behalf of the trust, which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

     Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

     On the closing date, the sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THE RETURN ON THE OFFERED CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

     The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

HURRICANE KATRINA, HURRICANE RITA AND HURRICANE WILMA MAY ADVERSELY AFFECT THE MORTGAGE LOANS

     Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005, Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005 and Hurricane Wilma struck Florida and surrounding areas on October 24, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The sponsor will make a representation and warranty that mortgaged property is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the sponsor will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of Hurricane Katrina, Hurricane Rita and Hurricane Wilma may or may not be covered by the related hazard insurance policies.

     No assurance can be given as to the effect of Hurricane Katrina, Hurricane Rita or Hurricane Wilma on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the holders of the related certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

                                THE MORTGAGE POOL

GENERAL

     The related Term Sheet will include information with respect to the mortgage loans expected to be included in the pool of mortgage loans in the trust fund. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for the removed mortgage loans. The depositor believes that the information set forth in the Term Sheet will be representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary.

     The mortgage pool will generally consist of first lien adjustable-rate negative amortization, in case of group I and group III, mortgage loans secured by one- to four-family residences and individual condominium units.

     The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

     The mortgage pool has been divided into three primary loan groups, designated as Loan Group I, Loan Group II, and Loan Group III. The mortgage loans in Loan Group I, Loan Group II, and Loan Group III are referred to herein as the group I mortgage loans, the group II mortgage loans, and the group III mortgage loans, respectively. Loan Group I and Loan Group II have been further divided into sub-loan groups.

     All of the mortgage loans are adjustable rate mortgage loans. Generally, after an initial fixed-rate period, the interest rate borne by the mortgage loans will be adjusted based on various indices. Generally, the mortgage loans will be adjusted monthly based on One-Month LIBOR, semi-annually based on Six-Month LIBOR, annually based on One-Year LIBOR or One-Year MTA or any other indices, if any, set forth in the Term Sheet, each referred to herein as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. As of the Cut-off Date, some of the mortgage loans may be still in their initial fixed-rate period. The initial fixed-rate on a mortgage loan is generally lower than the sum of the Index that could have been applicable as of the date of origination. The servicer of a mortgage loan will be responsible for calculating and implementing interest rate adjustments with respect to the related mortgage loans.

     All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

     Billing and Payment Procedures

     The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

PREPAYMENT CHARGES ON THE MORTGAGE LOANS

     Some of the mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

     The holders of the Class XP Certificates or the related servicers will be entitled to all the prepayment charges received on the related mortgage loans. No prepayment charges will be available for distribution on any classes of certificates. Generally, the Master Servicer shall not waive (or permit a servicer to waive) any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or
(iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

     Certain prepayment charges are classified as "hard" prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third-party. The percentage of each type of prepayment charge included in the pool of mortgage loans with respect to each group of mortgage loans is set forth in the Term Sheet.

NEGATIVE AMORTIZATION

     All of the group I mortgage loans and group III mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment adjusts only on an annual basis. In addition, the monthly payment may not fully amortize the principal balance of the loan on an annual adjustment date if a payment cap applies.

     In any given month, the mortgage loan may be subject to:

                (1) reduced amortization, if the monthly payment is sufficient to pay current accrued interest at the mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule;

                (2) negative amortization, if current accrued interest is greater than the monthly payment, which would result in the accrued interest not currently paid being treated as Deferred Interest; or

                (3) accelerated amortization, if the monthly payment is greater than the amount necessary to pay current interest and to reduce principal in accordance with a fully amortizing schedule.

     Deferred interest may result in a final lump sum payment at maturity significantly greater than the monthly payment that would otherwise be payable.

     The total amount of deferred interest that may be added is limited by a provision in the mortgage note to the effect that the principal amount of the mortgage loan may not exceed a percentage or periodic cap, times the principal amount of the loan at origination. On each annual payment adjustment date, the minimum monthly payment will be reset to fully amortize the mortgage loan over the remaining term to maturity subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth anniversary thereafter, the monthly payment will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance exceeds 110% or 115% (in case of group I mortgage loans) or 115% (in case of group III mortgage loans) of the original principal balance due to deferred interest, the monthly payment will be reset on such payment date without regard to the limitation described in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

     At the time of any annual payment adjustment where the monthly payment increase would be limited by the periodic cap, the mortgagor will be given the option to have the monthly payment adjusted to a fully amortizing level.

INDICES ON THE MORTGAGE LOANS

     Six-Month LIBOR. Some of the mortgage loans, will adjust semiannually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

     The following does not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.



                                                                   SIX-MONTH LIBOR
                                         -----------------------------------------------------------------------
DATE                                      2001          2002         2003        2004        2005         2006
------------------------------           -----------   ----------   --------    ---------   ----------   -------
January 1.....................            6.20%         2.03%        1.38%       1.22%       2.78%        4.71%


                                                                 17


February 1....................            5.26          2.08         1.35        1.21        2.97         4.82
March 1.......................            4.91          2.04         1.34        1.17        3.19         4.99
April 1.......................            4.71          2.36         1.23        1.16        3.39
May 1.........................            4.30          2.12         1.29        1.38        3.41
June 1........................            3.98          2.08         1.21        1.60        3.54
July 1........................            3.91          1.95         1.12        1.89        3.73
August 1......................            3.69          1.87         1.21        1.99        3.95
September 1...................            3.45          1.80         1.20        1.98        4.00
October 1.....................            2.52          1.71         1.14        2.20        4.27
November 1....................            2.15          1.60         1.23        2.32        4.47
December 1....................            2.03          1.47         1.27        2.63        4.63


     One-Year LIBOR. Some of the mortgage loans will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

     The following does not purport to be representative of future levels of One-Year LIBOR. No assurance can be given as to the level of One-Year LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Year LIBOR.



                                                                  ONE-YEAR LIBOR
                                         -----------------------------------------------------------------------
DATE                                      2001          2002         2003        2004        2005         2006
------------------------------           -----------   ----------   --------    ---------   ----------   -------
January 1.....................            5.17%         2.49%        1.45%       1.48%       3.10%        4.85%
February 1....................            4.88          2.43         1.38        1.37        2.98
March 1.......................            4.67          3.00         1.28        1.34        2.55
April 1.......................            4.44          2.63         1.36        1.81        3.81
May 1.........................            4.24          2.59         1.21        2.08        3.78
June 1........................            4.18          2.28         1.19        2.11        3.76
July 1........................            3.82          2.09         1.16        2.38        3.90
August 1......................            3.56          1.90         1.44        2.30        4.22
September 1...................            2.64          1.73         1.45        2.46        4.13
October 1.....................            2.27          1.64         1.24        2.49        4.68
November 1....................            2.39          1.73         1.48        2.54        4.74
December 1....................            2.44          1.45         1.60        2.96        4.82


     One-Year MTA. Some of the mortgage loans will be based on One-Year MTA. One-Year MTA will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

     The following does not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.



                                                                   ONE-YEAR MTA
                                         -----------------------------------------------------------------------
DATE                                      2001          2002         2003        2004        2005         2006
------------------------------           -----------   ----------   --------    ---------   ----------   -------
January 1.....................            5.999%        3.260%       1.935%      1.234%      2.022%       3.751%
February 1....................            5.871         3.056        1.858       1.229       2.171
March 1.......................            5.711         2.912        1.747       1.225       2.347
April 1.......................            5.530         2.786        1.646       1.238       2.504
May 1.........................            5.318         2.668        1.548       1.288       2.633
June 1........................            5.102         2.553        1.449       1.381       2.737
July 1........................            4.897         2.414        1.379       1.463       2.865
August 1......................            4.671         2.272        1.342       1.522       3.019
September 1...................            4.395         2.180        1.302       1.595       3.163
October 1.....................            4.088         2.123        1.268       1.677       3.326
November 1....................            3.763         2.066        1.256       1.773       3.478
December 1....................            3.481         2.002        1.244       1.887       3.618


     One-Month LIBOR. Some of the mortgage loans will adjust monthly based on One-Month LIBOR. One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

     The following does not purport to be representative of future levels of One-Month LIBOR. No assurance can be given as to the level of One-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Month LIBOR.



                                                                  ONE-MONTH LIBOR
                                         -----------------------------------------------------------------------
DATE                                      2001          2002         2003        2004        2005         2006
------------------------------           -----------   ----------   --------    ---------   ----------   -------
January 1.....................            6.56%         1.87%        1.38%       1.12%       2.40%        4.39
February 1....................            5.57          1.85         1.34        1.10        2.59         4.57
March 1.......................            5.21          1.87         1.34        1.10        2.72
April 1.......................            5.08          1.88         1.30        1.09        2.87
May 1.........................            4.43          1.84         1.31        1.11        3.09
June 1........................            4.06          1.84         1.32        1.13        3.34
July 1........................            3.86          1.82         1.12        1.36        3.53
August 1......................            3.75          1.82         1.11        1.50        3.72
September 1...................            3.58          1.81         1.12        1.67        3.86
October 1.....................            2.63          1.72         1.12        1.84        4.09
November 1....................            2.29          1.44         1.12        2.02        4.29
December 1....................            2.12          1.38         1.17        2.31        4.31

     Some of the mortgage loans may adjust based on other indices as set forth in the Term Sheet.

                             STATIC POOL INFORMATION

     The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/sami_ii/sami2006-ar3.

     In addition, Countrywide Home Loans, Inc. will provide static pool information, material to this offering, with respect to its experience in securitizing asset pools of the same type at http://www.countrywidedealsdata.com?CWDD=01200604.

     In addition, Bank of America, National Association will provide static pool information, material to this offering, with respect to its experience in securitizing asset pools of the same type at http://www.bofa.com/boams.

     Information provided through the Internet address above will not be deemed to be a part of this term sheet supplement, the Term Sheet or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

     Structured Asset Mortgage Investments II Trust 2006-AR3 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Structured Asset Mortgage Investments II Trust 2006-AR3 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom,
(ii) issuing the certificates, (iii) making payments on the certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements-- Amendment of Agreement" in the prospectus.

     The assets of Structured Asset Mortgage Investments II Trust 2006-AR3 will consist of the mortgage loans and certain related assets.

     Structured Asset Mortgage Investments II Trust 2006-AR3's fiscal year end is December 31.

                                  THE DEPOSITOR

     Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the state of Delaware in June 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of December 31, 2005 it has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $94,502,237,657. In conjunction with the Sponsor's acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

     After issuance and registration of the securities contemplated in this term sheet supplement and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

     The Depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

     The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

     The Sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

     Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States' largest purchasers of scratch and dent and sub-performing residential mortgages and REO Property from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

     Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the Sponsor.

     Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

     The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.


                             December 31, 2003                  December 31, 2004                    December 31, 2005
                                 Total Portfolio                     Total Portfolio                       Total Portfolio
   Loan Type            Number       of Loans              Number        of Loans                Number       of Loans
Alt-A ARM                12,268  $ 3,779,319,393.84         44,821   $11,002,497,283.49           65,715   $17,155,529,615.47
Alt-A Fixed              15,907  $ 3,638,653,583.24         11,011   $ 2,478,381,379.40           17,294   $ 3,781,150,218.13
HELOC                       -    $           -                 -     $            -                9,309   $   509,391,438.93
Neg-Am ARM                  -    $           -                 -     $            -               20,804   $ 7,515,084,661.26
Prime ARM                16,279  $ 7,179,048,567.39         30,311   $11,852,710,960.78           24,899   $12,438,092,473.41
Prime Fixed               2,388  $ 1,087,197,396.83          1,035   $   509,991,605.86            1,346   $   426,879,747.26
Prime Short Duration      7,089  $ 2,054,140,083.91         23,326   $ 7,033,626,375.35           15,298   $ 5,687,383,382.34
ARM
Reperforming              2,800  $   247,101,330.36          2,802   $   311,862,677.46            2,877   $   271,051,465.95
Seconds                     -    $           -              14,842   $   659,832,093.32          114,899   $ 5,609,656,263.12
SubPrime                 29,303  $ 2,898,565,285.44        102,759   $14,578,747,677.08          101,156   $16,546,152,274.44
Totals                   86,034  $20,884,025,641.01         230,907  $48,427,650,052.74          373,597   $69,940,371,540.31


     With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

     The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC's inquiry.

                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

     Wells Fargo Bank, National Association, referred to herein as Wells Fargo or the Master Servicer, will act as the Master Servicer of the mortgage loans and as securities administrator and custodian pursuant to the Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

     Primary servicing of the mortgage loans will be provided by the Sponsor, Countrywide Home Loans Servicing LP ("Countrywide Servicing"), Bank of America, National Association ("Bank of America") and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate of any loan group, in the respective percentages set forth in the Term Sheet, and each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related mortgage loan originator, the related Servicer, the Sponsor and the Trustee on behalf of the certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made to it by each Servicer with respect to the related mortgage loans. The Servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer, and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

     The information set forth in the following paragraphs with respect to the Master Servicer has been provided by the Master Servicer.

THE MASTER SERVICER

     Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Wells Fargo acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Trustee against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo was acting as Master Servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

     Wells Fargo serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

THE SERVICERS

     EMC, Countrywide Servicing, Bank of America and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate of any loan group, will service the related mortgage loans, in the respective percentages set forth in the Term Sheet, in accordance with their respective Servicing Agreements, which will be assigned to the trust on the Closing Date.

EMC

     For a description of EMC, please see "--The Sponsor" in this term sheet supplement. EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the term sheet supplement. EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

     The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's servicing portfolio consists primarily of two categories:

          o "performing loans," or performing investment quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

          o "non-performing loans," or non-investment grade, sub-performing loans, non-performing loans and REO Properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

     EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section of the term sheet supplement. As of March 31, 2006, EMC was servicing approximately $68.6 billion of mortgage loans and REO Property.

     The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.




                                As of December 31, 2004                                 As of December 31, 2005
------------------------------------------------------------------------------------------------------------------------------------

                                                   Percent    Percent                                       Percent    Percent
                                                    by No.      by                                           by No.      by
                      No. of                         of       Dollar          No. of                          of       Dollar
  Loan Type           Loans     Dollar Amount       Loans     Amount          Loans        Dollar Amount     Loans     Amount
------------------------------------------------------------------------------------------------------------------------------------
Alta-A Arm.           19,498    $ 4,427,820,708     7.96%    15.94%           57,510     $ 13,625,934,322   12.69%     23.00%
Alta-A Fixed          25,539    $ 4,578,725,473    10.43%    16.48%           17,680     $  3,569,563,859    3.90%      6.03%
Prime Arm..            8,311    $ 1,045,610,015     3.39%     3.76%            7,428     $  1,010,068,679    1.64%      1.71%
Prime Fixed           14,560    $ 1,573,271,574     5.95%     5.66%           15,975     $  2,140,487,566    3.52%      3.61%
Seconds ...           39,486    $ 1,381,961,155    16.13%     4.98%          155,510     $  7,164,515,426   34.31%     12.10%
Subprime...          114,436    $13,706,363,250    46.74%    49.34%          142,890     $ 20,373,550,691   31.53%     34.40%
Other......           23,010    $ 1,063,682,459     9.40%     3.83%           56,216     $ 11,347,144,05    12.40%     19.16%
                     -------    ---------------   -------   -------          -------     ----------------  -------    -------
Total......          244,840    $27,777,434,635   100.00%   100.00%          453,209     $ 59,231,264,598  100.00%    100.00%


                                As of March 31, 2006
                     -------------------------------------------------
                                                   Percent    Percent
                                                    by No.      by
                      No. of                         of       Dollar
                      Loans     Dollar Amount       Loans     Amount
                     -------------------------------------------------
                      67,233    $ 16,270,798,699   13.49%    23.71%
                      22,545    $  4,545,576,088    4.52%     6.63%
                       7,266    $  1,007,174,508    1.46%     1.47%
                      15,288    $  2,078,794,742    3.07%     3.03%
                     172,767    $  8,108,851,603   34.67%    11.82%
                     146,198    $ 21,324,041,329   29.34%    31.08%
                      66,990    $ 15,275,210,084   13.44%    22.26%
                     -------    ----------------  -------   -------
                     498,287    $ 68,610,447,054  100.00%   100.00%


Countrywide Servicing

     The information set forth in the following paragraphs has been provided by Countrywide Servicing.

     The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

     Countrywide Home Loans

     Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     Except as otherwise indicated, reference in the remainder of this term sheet supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

     Mortgage Loan Production

     The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.


                                                                    Consolidated Mortgage Loan Production
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Year Ended    Ten Months
                                                  February 28,      Ended          ------------------------------------------------
                                                                 December 31,                Years Ended December 31,
                                                      2001          2001             2002       2003           2004          2005
                                                      ----          ----           --------   ---------      --------      --------

                                                                       (Dollars in millions, except average loan amount)

Conventional Conforming Loans
  Number of Loans.......................            240,608          504,975      999,448     1,517,743       846,395      809,630
  Volume of Loans.......................$
     Percent of Total Dollar Volume.....             34,434      $    76,432  $   150,110   $   235,868   $   138,845  $   167,675
Conventional Non-conforming Loans                     50.0%            61.7%        59.6%         54.2%         38.2%         34.1%
  Number of Loans.......................
  Volume of Loans.......................$            86,600          137,593      277,626       554,571       509,711      826,178
     Percent of Total Dollar Volume.....             11,394      $    22,209  $    61,627   $   136,664   $   140,580  $   225,217
FHA/VA Loans                                          16.5%            17.9%        24.5%         31.4%         38.7%        45.9%
  Number of Loans.......................
  Volume of Loans.......................$           118,673          118,734      157,626       196,063       105,562       80,528
     Percent of Total Dollar Volume.....             13,075      $    14,109  $    19,093   $    24,402   $    13,247  $    10,712
Prime Home Equity Loans                               18.9%            11.4%         7.6%          5.6%          3.6%          2.2%
  Number of Loans.......................
  Volume of Loans.......................$           119,045          164,503      316,049       453,817       587,046      683,887
     Percent of Total Dollar Volume.....              4,660      $     5,639  $    11,650   $    18,103   $    30,893  $    42,706
Nonprime Mortgage Loans                                6.8%             4.5%         4.6%          4.2%          8.5%          8.7%
  Number of Loans.......................
  Volume of Loans.......................$            51,706           43,359       63,195       124,205       250,030      278,112
     Percent of Total Dollar Volume.....              5,360      $     5,580  $     9,421   $    19,827   $    39,441  $    44,637
Total Loans                                            7.8%             4.5%         3.7%          4.6%         11.0%          9.1%
  Number of Loans.......................
  Volume of Loans.......................$           616,632          969,164    1,813,944     2,846,399     2,298,744    2,678,335
  Average Loan Amount...................$            68,923      $   123,969  $   251,901   $   434,864   $   363,006  $   490,947
  Non-Purchase Transactions(1)..........            112,000      $   128,000  $   139,000   $   153,000   $   158,000  $   183,000
  Adjustable-Rate Loans(1)..............               33%              63%          66%           72%           51%          53%
         ---------                                     14%              12%          14%           21%           52%          52%
(1) Percentage of total loan production based     on dollar volume.

     Loan Servicing

         Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

          (a)  collecting, aggregating and remitting mortgage loan payments;

          (b)  accounting for principal and interest;

          (c) holding escrow (impound) funds for payment of taxes and insurance;

          (d)  making inspections as required of the mortgaged properties;

          (e) preparation of tax related information in connection with the mortgage loans;

          (f)  supervision of delinquent mortgage loans;

          (g)  loss mitigation efforts;

          (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          (i) generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the paymetnt due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

     Collection Procedures

     When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Bank of America

     The information set forth in the following paragraphs has been provided by Bank of America.

     General

     Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America's portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

                                           As of                  As of                  As of
First Lien Mortgage Loans            December 31, 2003      December 31, 2004      December 31, 2005
-------------------------            -----------------      -----------------      ------------------
By Number                                2,215,425              2,258,581              2,227,378
By Aggregate Unpaid Principal
Balance (in Billions)                     $246.5                 $273.1                 $296.8


         Within this portfolio, as of December 31, 2005, are 144,320 mortgage loans with an unpaid principal balance of approximately $42.6 billion related to securities issued through the Depositor's securitization program.

         Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac. In addition to servicing loans for mortgages securitized by the Depositor, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

         Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America's different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

         Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

         Bank of America's servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

         Bank of America may perform any of its obligations under the Pooling Agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

         Delinquencies, Losses, Bankruptcies and Recoveries

         Bank of America monitors Mortgage Loans for a variety of situations that present the risk of delinquency or loss to a Trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the Mortgaged Property, where there has been damage to the Mortgaged Property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of America's policies and procedures to respond to each of these situations.

         Property Damage. When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to recover insurance funds on behalf of the applicable Trust as described below under "-- Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans."

         More specifically, Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service,
(ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America's servicing system which reports Bank of America employees actively monitor.

         Collections and Loss Mitigation. Account status is monitored and efforts are made to prevent a Mortgage Loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

         Initial phone contact is pursued by Bank of America's collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer's location. Each caller in the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

         Bank of America grants a grace period of fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a Mortgage Loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a Mortgage Loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

         Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

         Direct mail contact efforts occur during the various stages of delinquency. Generally a courtesy notice is sent to customers after the Due Date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency, Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current) within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a "breach letter," that is legally required prior to commencing formal foreclosure proceedings,
(iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

         In recognition of the fact that Mortgage Loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

         Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit's own contact efforts. Delinquent Mortgage Loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent Mortgage Loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

         During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower's inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a Mortgage Loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the Mortgage Loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

         Bankruptcy. When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system's bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of

America's bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

         The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

         Foreclosure. Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America's collections department approves a foreclosure, it places a stop on the Mortgage Loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the Mortgaged Property; (d) obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure Mortgage Loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

         Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor's processing of loans in the foreclosure process.

                            MORTGAGE LOAN ORIGINATION

General

         The principal originators of the mortgage loans are Countrywide Home Loans, Inc., referred to herein as Countrywide Home Loans, and Bank of America, referred to herein as Bank of America. The remaining mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans.

         The information set forth in the following paragraphs with respect to Countrywide Home Loans and Bank of America has been provided by Countrywide Home Loans and Bank of America, respectively.

The Originators

         The mortgage loans originated by Countrywide Home Loans and/or Bank of America were originated generally in accordance with the related underwriting guidelines set forth below. In addition to the following, Countrywide Home Loans and Bank of America also may use automated underwriting systems such as Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector in connection with the origination of mortgage loans which have principal balances equal to or less than the principal balances which would make them eligible for purchase by Fannie Mae or Freddie Mac. These mortgage loans are treated in this term sheet supplement as if they were originated with full documentation.

Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in "Underwriting Standards" below has the following meaning:

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

     o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

     o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting Standards--General" in this term sheet supplement.

With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General" in this term sheet supplement.

         No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

         General

         Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23

Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

         Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

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

         Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

         Standard Underwriting Guidelines

         Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in

Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

         Expanded Underwriting Guidelines

         Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No

Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

         Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Bank of America

         Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

         Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

         The Depositor's securitization program principally is used to fund Bank of America's consumer real estate business unit's self-originated portfolio of fully amortizing mortgage loans secured by first liens on one- to four-family residential properties. The Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor's securitization program is a material funding source for Bank of America's portfolio of consumer real estate mortgage loans similar to the Mortgage Loans.

         The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in Trusts formed by the Depositor, which were originated by Bank of America during the periods indicated:

                                                      Twelve-Months Ended December 31,
                              --------------------------------------------------------------------------------
                                2001              2002              2003              2004               2005
Number                        504,048           522,891           792,496            454,683           394,942
Aggregate Principal
Balance (in billions)          $76.5             $88.0             $131.1             $87.5             $86.8


         Substantially all of these mortgage loans have been or are expected to be sold by the Sponsor to Fannie Mae, Freddie Mac or other third parties in whole loan transactions or securitized by the Sponsor through the securitization programs of Depositor or other affiliates of the Sponsor.

         Bank of America serves as the Sponsor and, if specified in the applicable prospectus supplement, the Servicer in the Depositor's securitization program, in addition to owning all of the Depositor's equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See "Method of Distribution" in the applicable prospectus supplement.

         Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

         See "The Mortgage Loan Programs," "Servicing of the Mortgage Loans" and "The Pooling Agreement" for more information about the Sponsor's solicitation and underwriting criteria used to originate mortgage loans similar to the Mortgage Loans and its material roles and duties in each securitization.

The Mortgage Loan Programs

         Mortgage Loan Underwriting

         The Depositor will purchase the Mortgage Loans from Bank of America, as the Sponsor. The Mortgage Loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of

America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America's general underwriting standards set forth below under "-- Bank of America General Underwriting Standards," (ii) Bank of America's alternative underwriting standards set forth below under "--Bank of America Alternative Underwriting Standards" or (iii) to the extent the Mortgage Loans were originated by an entity other than Bank of America the underwriting standards set forth in the applicable prospectus supplement, if material.

         General

         The underwriting standards used by mortgage loan originators are intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America's underwriting standards, will be described in the applicable prospectus supplement. The following paragraphs describe Bank of America's underwriting standards.

         Bank of America General Underwriting Standards

         Origination Channels

         Bank of America originates mortgage loans (i) directly to consumers;
(ii) indirectly through brokers; and (iii) through other loan originators. Bank of America's direct-to-consumer originations include mortgage loans made to:

     o customers applying for a mortgage at one of Bank of America's banking center locations;

     o    customers applying for a Bank of America mortgage via telephone;

     o customers applying for a mortgage utilizing Bank of America's internet site; and

     o customers applying for a mortgage with one of Bank of America's retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

         Bank of America also originates loans indirectly through its wholesale channel where:

     o the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

     o applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

         The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

         The Application and Use of Credit Scoring

         Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor's credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant's credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant's Credit Score. "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. A Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. If the credit bureaus cannot generate a Credit Score due to insufficient information about an applicant, Bank of America will consider proof of an applicant's alternative credit history, such as a history of consistent rent and utility payments.

         In addition to a Credit Score, Bank of America may obtain a Custom Mortgage Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit Score. The "Custom Mortgage Score" was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant's residence at the time of application. Bank of America may evaluate a prospective borrower's creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or
(iii) a combination of a Credit Score and a Custom Mortgage Score.

         Underwriting Evaluation by Automated Underwriting Decision Engine or Manual Underwriter

         Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's Product and Policy Guides (the "Product Guides"). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

         Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as Fannie Mae's Desktop Underwriter(R) or Freddie Mac's Loan Prospector(R) decision engines. If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

         Desktop Underwriter(R) is an automated underwriting system developed by Fannie Mae for conventional conforming loans. Desktop Underwriter(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file. Bank of America utilizes Fannie Mae's Custom Desktop Underwriter(R) which allows Bank of America's conditions and policies to display on a customized findings report specific to it.

         Loan Prospector(R) is an automated underwriting system developed by Freddie Mac for conventional conforming loans. Loan Prospector(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

         Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the Loan-to-Value Ratio is calculated. The "Loan to Value Ratio" is the percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the Loan-to-Value Ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant's credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant's debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually. A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

         As part of the underwriting evaluation, the applicant's "Debt to Income Ratio" is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. Bank of America's Debt-to-Income Ratio guidelines are based on the loan instrument, loan term, Credit Score, Loan-to-Value Ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America's behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America's. In the event these standards differ materially from those set forth in this prospectus, the related prospectus supplement will describe the applicable standards. Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

         Certain of the mortgage loans may be purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by Bank of America to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America. In the event these standards differ materially from those set forth in this prospectus, the related prospectus supplement will describe such standards.

         Loans with Secondary Financing

         First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan. First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage. The secondary financing may or may not be provided by Bank of America. The Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The "Total Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The "Combined Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to

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

warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a Loan-to-Value Ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with Loan-to-Value Ratios exceeding 80%.

         Documentation

         In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

         Under Bank of America's standard documentation process (the "Standard Documentation Process") the following verifications are required: a salaried applicant's income is verified by either having the applicant provide copies of the previous year's federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant's employer. A verification of employment form asks the employer to report the applicant's length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii) determining electronically that these funds are on deposit with Bank of America,
(iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant's financial institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

         If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least four references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

         In order to qualify for Bank of America's general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in "--Bank of America Alternative Underwriting Standards" below. While the applicants under Bank of America's general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant's credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various "Accelerated Processing Programs" such as: (i) Rapid; (ii) PaperSaver(R) (also known as Threshold); (iii) Stated Income, Stated Asset; (iv) All-Ready Home; (v) Mortgage Rewards; (vi) No Ratio or (vii) Stated Income.

         Under Bank of America's "Rapid" documentation program, only the most recent pay stub (if salaried) or first two pages of the most recent tax return (if self-employed) of an applicant is required for income verification and only the most recent bank statement of an applicant is required for asset verification on purchase transactions if the applicant meets the Total Loan-to-Value Ratio and Credit Score requirements for that program.

         Under Bank of America's "PaperSaver(R)" documentation program, verification of the applicant's stated income and stated assets is not requested (with the exception of self-employed applicants who are required to sign the IRS form 4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratios and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver(R) documentation. The PaperSaver(R) documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

         Under Bank of America's "Stated Income, Stated Asset" documentation program, which is only available through the wholesale channel, income or asset verifications are not requested from applicants if they meet the Total Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America's quality assurance audit.

         Bank of America may originate new mortgage loans under its "All Ready Home" mortgage refinance program or its "Mortgage Rewards" refinance program. Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than twelve months). In addition, Bank of America typically requires only a drive-by appraisal rather than an interior inspection appraisal. Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score). Mortgage Loans initially included in the Trust Estate for a particular series may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for the All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in a particular Trust Estate, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan. See "Prepayment and Yield Considerations--Weighed Average Life of Certificates."

         For a description of the No Ratio and Stated Income programs, see "--Bank of America Alternative Underwriting Standards" below.

         In addition, mortgage applications evaluated by Desktop Underwriter(R) or Loan Prospector(R) follow the Standard Documentation Process unless the applicant's credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

         Collateral Valuation

         Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value, (iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America. An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property. These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

         In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

         Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a "hold harmless" letter to the lender. Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value. Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

         Certain states have "anti-deficiency" laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this prospectus. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

         Flood Determinations and Hazard Insurance

         Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval. This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

         Mortgage Insurance and Title

         Mortgage loans originated with Loan-to-Value Ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" in this prospectus.

         Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

         Borrowers Protection Plan(R)

         Bank of America's Borrowers Protection Plan(R) ("BPP") is a debt-cancellation contract between the borrower and Bank of America. This optional plan can cancel a borrower's monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident. While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the applicable Trust any amounts cancelled due to BPP on a Mortgage Loan.

         The following three protection options are available in a BPP contract:
(i) disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

         The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage (i.e., any two of the borrowers named in the mortgage note).

         BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued and the monthly BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower's choice regarding BPP is not considered when evaluating the loan request. The borrower must select the BPP plan prior to loan closing.

         Bank of America Alternative Underwriting Standards

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

         In addition to the general underwriting standards described above under "--Bank of America General Underwriting Standards," Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

         Bank of America's "Stated Income Program" provides applicants the ability to request that income stated on the loan application not be verified. The Debt to Income Ratio calculation used by the underwriter to evaluate the applicant's capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant's date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

         Bank of America's "No Ratio Loan Program" provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt to Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

         Bank of America's "100% LTV Program" provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV Program also permits Loan to Value Ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America uses the Standard Documentation Process.

         Bank of America's "97% LTV Program" provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant's own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only. This program is available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

         Bank of America's "Condominium Hotel Loan Program" provides applicants the ability to purchase a unit in a Condominium Hotel. The Condominium Hotel Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium Hotel Loan Program is only available if the primary borrower has a minimum Credit Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

         Bank of America's "Non-Resident Alien Loan Program" provides financing to non-resident aliens to purchase or refinance second home properties within the United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin. Under this program, Bank of America uses the Standard Documentation Process.

         Bank of America's "80/20 Program" provides applicants with an 80% Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20% Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender. Under this program, Bank of America uses the Standard Documentation Process.

                         DESCRIPTION OF THE CERTIFICATES

         The trust will issue the Certificates pursuant to the Agreement. The Certificates consist of the classes of Certificates reflected in the Term Sheet, which we refer to collectively as the Offered Certificates, and one or more classes of Class B-IO, Class R, Class XP and such other non-offered certificates identified in the Term Sheet, which are not offered publicly, which we refer to collectively as the Non-Offered Certificates. The various classes of Class I-A Certificates, which are further sub-divided into sub-loan groups, together with any interest-only certificates with respect to Loan Group I, are also referred to as the Group I Senior Certificates; and the various classes of Class I-B Certificates are referred to herein as the Class I-B Certificates or the Group I Subordinate Certificates. The various classes of Class II-A Certificates, which are further sub-divided into sub-loan groups, together with any interest-only certificates with respect to Loan Group II, are collectively referred to as the Group II Senior Certificates; and the various classes of the Class II-B Certificates are referred to herein as the Class II-B Certificates or the Group II Subordinate Certificates. The various classes of Class III-A Certificates, together with any interest-only certificates with respect to Loan Group III, are collectively referred to as the Group III Senior Certificates; and the various classes of the Class III-B Certificates are referred to herein as the Class III-B Certificates or the Group III Subordinate Certificates. The Certificates offered by the Term Sheet are collectively referred to herein as the Offered Certificates.

         Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

General

         The Structured Asset Mortgage Investments II Trust 2006-AR3, Mortgage Pass-Through Certificates, Series 2006-AR3 will consist of the Offered Certificates and the Non-offered Certificates. The Offered Certificates are primarily described in this term sheet supplement and the related Term Sheet.

         The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund generally consisting of the following:

         o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

         o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto),

         o the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,

         o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts and the Distribution Account and such other accounts, if any, created under the Agreement,

         o such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account,

         o the rights of the Depositor with respect to the Servicing Agreements, to the extent assigned to the Trustee,

         o the rights of the Depositor with respect to the Cap Contracts,

         o such other assets as described in the Agreement; and

         o any proceeds of the foregoing.

         The Offered Certificates (other than the Residual Certificates) will be issued, maintained and transferred on the book-entry records of DTC, Clearstream Banking, societe anonyme and the Euroclear System and each of their participants in the minimum denominations set forth in the Term Sheet.

         The Book-entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until definitive Certificates are issued under the limited circumstances described in this term sheet supplement, all references to actions by certificateholders with respect to the Book-entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this term sheet supplement.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, SAMI II 2006-AR3, or any other location specified in the notice to certificateholders of the final distribution.

         The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value" in this term sheet supplement.

Registration of the Book-Entry Certificates

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-entry Certificates from the Securities Administrator through DTC and DTC participants. The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-entry Certificates, may be limited due to the absence of physical certificates for the Book-entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-entry Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Definitive Certificates

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the Book-entry Certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Group I Certificates

         On each distribution date, the Securities Administrator will withdraw the available funds with respect to Loan Group I from the Distribution Account for such distribution date and apply such amounts as follows:

         First, to pay any accrued and unpaid interest on the Group I Certificates in the following order of priority:

         1. From the related Senior Interest Allocation Percentage Interest Funds in respect of the group I mortgage loans, to the Group I Senior Certificates (allocated as described in the Term Sheet) the Current Interest and then any Interest Carry Forward Amount;

         2. From remaining Interest Funds, to each class of Class I-B Certificates, starting with the Class I-B Certificates with the lowest numerical designation, sequentially, in that order, the Current Interest for each such class;

         3. Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Second (A) or (B) below (as applicable); and

         4. Any Remaining Excess Spread will be applied, together with the Overcollateralization Release Amount as Excess Cashflow pursuant to clauses Third through Ninth below;

         As described in the definition of "Current Interest," the Current Interest on each class of Group I Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto, in the event of any shortfalls resulting from Net Deferred Interest allocable thereto (other than in the case of the Group I Interest-Only Certificates), and with respect to the interest portion of Realized Losses on the mortgage loans allocated thereto.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Class I-A and Class I-B Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second, to pay as principal on the Class I-A and Class I-B Certificates entitled to payments of principal, in the following order of priority:

         (A) On each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, from the Principal Distribution Amount for such distribution date:

                  1. To the Class I-A Certificates (allocated as described in the Term Sheet), an amount equal to the related Senior Principal Allocation Percentage of the Principal Distribution Amount until the Certificate Principal Balances of each such class thereof are reduced to zero;

                  2. To the Class I-B Certificates, starting with the Class I-B Certificates with the lowest numerical designation, sequentially, in that order, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

         (B) On each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect, from the Principal Distribution Amount for such distribution date:

                  1. To the Class I-A Certificates (allocated as described in the Term Sheet), an amount equal to the related Senior Principal Allocation Percentage of the Class I-A Principal Distribution Amount until the Certificate Principal Balances of each such class thereof is reduced to zero;

                  2. To the Class I-B Certificates, from any remaining Principal Distribution Amount, starting with the Class I-B Certificates with the lowest numerical designation, sequentially, in that order, such class's Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

         Third, from any Excess Cashflow, to the Class I-A Certificates in each Sub-Loan Group (allocated as described in the Term Sheet), concurrently, an mount equal to (i) any Interest Carry Forward Amount for each such Class to the extent not fully paid pursuant to subclause First 1 above, and then (ii) any Unpaid Realized Loss Amount for each such classes for such distribution date;

         Fourth, from any remaining Excess Cashflow, to the Class I-B Certificates, starting with the Class I-B Certificates with the lowest numerical designation, sequentially, in that order, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         Fifth, from any remaining Excess Cashflow, to the Class I-A Certificates in each Sub-Loan Group (allocated as described in the Term Sheet), concurrently, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for each such classes for such distribution date, pro rata, based on the Basis Risk Shortfall and Basis Risk Shortfall Carry Forward Amount owed to each such classes;

         Sixth, from any remaining Excess Cashflow, to the Class I-B Certificates, starting with the Class I-B Certificates with the lowest numerical designation, sequentially, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such Class for such distribution date;

         Seventh, from any remaining Excess Cashflow, first to the Class I-A Certificates, pro rata, based on each such Class' allocated share, and then to the Class I-B Certificates, sequentially, in that order, such respective certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

         Eighth, from any remaining Excess Cashflow, to the Class I-B-IO Certificates as provided in the Agreement; and

         Ninth, any remaining amounts to the Class I-R Certificates.

         On each distribution date, all amounts representing prepayment charges in respect of the group I mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Class I-A and Class I-B Certificates. Prepayment charges with respect to the group I mortgage loans will be distributed to the related Class XP Certificates as set forth in the Agreement.

         When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it on the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the related mortgage loans for the applicable distribution date. None of the Servicers or the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest Payments.

Excess Spread and Overcollateralization Provisions

         Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the Class I-A and Class I-B Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of the Principal Distribution Amounts, the aggregate Certificate Principal Balance of the Group I Offered Certificates exceeds the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, the Certificate Principal Balances of the Group I Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class I-B Certificates with the highest numerical designation), by an amount equal to such excess. If no Group I Subordinate Certificates remain outstanding, the Certificate Principal Balances of the Group I Senior Certificates will be reduced beginning with the Class I-A Certificates in the applicable Sub-Loan Group with the highest numerical designation, by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates for the Group I Offered Certificates

         The pass-through rate per annum for the Class I-A and Class I-B Certificates will be equal to the least of:

                  (i) either One-Month LIBOR, calculated as described below under "--Calculation of One-Month LIBOR" or One-Year MTA, calculated as described below under "-- Calculation of One-Year MTA", as set forth in the Term Sheet, plus the related Margin,

                  (ii) a rate set forth in the Term Sheet, and

                  (iii) the applicable Net Rate Cap as set forth in the Term Sheet.

Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the applicable Group I Offered Certificates, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-

Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all applicable Classes of Group I Offered Certificates. As used in this section, LIBOR business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

1.       with an established place of business in London,

2.       which have been designated as such by the Securities Administrator, and

3. which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Master Servicer.

         The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the related Classes of Group I Offered Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Calculation of One-Year MTA

         With respect to each applicable Group I Offered Certificates, the Securities Administrator will determine One-Year MTA for the related Interest Accrual Period as published by the Federal Reserve Board in the Federal Reserve Statistical Release `Selected Interest Rates (H.15)', determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used to determine the pass-through rate on the applicable Group I Offered Certificates will be based on One-Year MTA as of fifteen days before the beginning of the related Interest Accrual Period. If One-Year MTA is no longer available, the index used to determine the pass-through rate on the applicable Group I Offered Certificates will be the same index selected to determine the interest rates on the mortgage loans. The establishment of One-Year MTA on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the pass-through rates applicable to the applicable Group I Offered Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Distributions on the Group II Certificates

         On each distribution date, the Available Funds with respect to each Sub-Loan Group included in Loan Group II will be distributed as follows:

         (A) On each distribution date, the Available Funds for the related Sub-Loan Group will be distributed as follows:

                  first, to the related Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term Sheet, the Accrued Certificate Interest on each such class for such distribution date as set forth in the Term Sheet based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under "--Interest Distributions on the Group II Certificates" below;

                  second, to the related Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term Sheet, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates to the extent of remaining Available Funds for such Sub-Loan Group; and

                  third, to the related Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term Sheet and in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to the Senior Certificates in such Sub-Loan Group for such distribution date, to the extent of remaining Available Funds for such Sub-Loan Group, until each such Certificate Principal Balance has been reduced to zero.

         (B) Except as provided in paragraphs (C) and (D) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Group II Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all Sub-Loan Groups in Loan Group II after the distributions set forth in paragraph (A) above, will be distributed starting with the Class II-B Certificates with the lowest numerical designation, sequentially, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II.

         (C) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Group II Senior Certificates in any Certificate Group or Groups to zero, the remaining Certificate Groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any group II mortgage loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to Group II Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in paragraph (A) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the group II mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Group II

Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Group II Senior Certificates in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any group II mortgage loan in the Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the Group II Subordinate Certificates.

         (D) If on any distribution date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates in a Certificate Group would be greater than the aggregate Stated Principal Balance of the group II mortgage loans in its related Sub-Loan Group and any Group II Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to such Group II Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group II Senior Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Group II Subordinate Certificates on such distribution date will be reduced and distributed to such Group II Senior Certificates, to the extent of any amount due and unpaid on such Group II Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Group II Senior Certificates over (y) the aggregate Stated Principal Balance of the group II mortgage loans in the related Sub-Loan Group. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated first to the Group II Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class II-B Certificates with the highest numerical designation. If there exists more than one undercollateralized Certificate Group on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated between such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the group II mortgage loans in their respective Sub-Loan Groups.

         (E) If, after distributions have been made pursuant to priorities first and second of paragraph (A) above on any distribution date, the remaining Available Funds for any Sub-Loan Group is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for that Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for that Sub-Loan Group will be distributed as principal among the related classes of Senior Certificates in Loan Group II, pro rata, based on their respective Certificate Principal Balances.

         Payments made on a class of Certificates with Available Funds from another Sub-Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class II-R Certificates; provided, that if on any distribution date there are any Available Funds for any Sub-Loan Group included in Loan Group II remaining after payment of interest and principal to the Group II Certificates entitled thereto, such amounts will be distributed to the other classes of Group II Senior Certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of Group II Senior Certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class II-R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

Interest Distributions on the Group II Certificates

         Holders of each class of Group II Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Sub-Loan Group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicers.

         Holders of the Group II Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all Sub-Loan Groups included in Loan Group II on that distribution date after distributions of interest and principal to the Group II Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Group II Subordinate Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         When a Principal Prepayment in full is made on a group II mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a group II mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the holders of Group II Certificates on that distribution date will be offset by the related Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the group II mortgage loans serviced by such Servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement.

         Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the related Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the related Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the group II mortgage loans will further reduce the Accrued Certificate Interest payable to the Group II Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Group II Subordinate Certificates, beginning with the class of Group II Subordinate Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Group II Senior Certificates. Once the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Group II Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for any Sub-Loan Group is less than Accrued Certificate Interest on the related Group II Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related to the Group II Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related Sub-Loan Group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related Certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related Sub-Loan Group remaining after current interest distributions as described in this term sheet supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the Group II Offered Certificates are as set forth in the Term Sheet.

         As described in this term sheet supplement, the Accrued Certificate Interest allocable to each class of the Group II Certificates is based on the Certificate Principal Balance of that class of Certificates.

Principal Distributions on the Group II Senior Certificates

         Distributions in reduction of the Certificate Principal Balance of the Group II Senior Certificates will be made on each distribution date pursuant to priority third above of clause (A) under "--Distributions on the Group II Certificates." In accordance with such priority third, the Available Funds for such Sub-Loan Group remaining after the distribution of interest on the Group II Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Group II Senior Certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to such class or classes of Group II Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (D) under "--Distributions on the Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Loan Group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the Group II Senior Certificates related to a Sub-Loan Group and the percentage interest of such Loan Group evidenced by the Group II Subordinate Certificates on a pro rata basis, generally the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Group II Senior Certificates of the related Sub-Loan Group on each distribution date for the first ten years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Group II Senior Certificates of a Sub-Loan Group over an additional four year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages and certain loss and delinquency tests described in the Term Sheet are met, the Group II Subordinate Certificates will receive certain additional payments as set forth in the Term Sheet, provided, further, that if on any distribution date the Senior Percentage for the related Certificate Group exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the mortgage loans in the related Sub-Loan Group during the related Prepayment Period will be allocated to the Group II Senior Certificates in such Certificate Group. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Group II Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Sub-Loan Group evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Sub-Loan Group of the Group II Subordinate Certificates relative to that of the Group II Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

Principal Distributions on the Group II Subordinate Certificates

         Distributions in reduction of the Certificate Principal Balances of the Group II Subordinate Certificates will be made pursuant to priority (c) of clause (B) above under "--Distributions on the Group II Certificates." In accordance with such priority, the Available Funds for each Sub-Loan Group, if any, remaining after distributions of principal and interest on the related Group II Senior Certificates on such distribution date will be allocated to the Group II Subordinate Certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the Group II Senior Certificates will be allocated on a pro rata basis among the class of Group II Subordinate Certificates with the highest payment priority then outstanding and each other class of Group II Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class II-B Certificates, respectively, only if the sum of the current percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Group II Senior Certificates," unless the amount of subordination provided to the Group II Senior Certificates by the Group II Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first ten years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in a Sub-Loan Group will be allocated to the Group II Senior Certificates in the related Certificate Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described herein.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group II mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" herein.

Distributions on the Group III Certificates

         On each distribution date, the Available Funds with respect to the Loan Group III will be distributed as follows:

         (A) On each distribution date, the Available Funds for the Loan Group III will be distributed as follows:

                  first, to the related Certificates in accordance with the priorities set forth in the Term Sheet, the Accrued Certificate Interest on each such class for such distribution date as set forth in the Term Sheet based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under "--Interest Distributions on the Group III Certificates" below;

                  second, to the related Certificates in accordance with the priorities set forth in the Term Sheet, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates to the extent of remaining Available Funds; and

                  third, to the related Certificates in accordance with the priorities set forth in the Term Sheet and in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to the Senior Certificates for such distribution date, to the extent of remaining Available Funds, until each such Certificate Principal Balance has been reduced to zero.

         (B) Except as provided in paragraph (C) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Group III Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds for the Loan Group III after the distributions set forth in paragraph (A) above, will be distributed starting with the Class II-B Certificates with the lowest numerical designation, sequentially, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c)

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

such class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for the Loan Group III.

         (C) If on any distribution date on which the aggregate Certificate Principal Balance of the Group III Senior Certificates would be greater than the aggregate Stated Principal Balance of the group III mortgage loans and any Group III Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Group III Subordinate Certificates in respect of principal will be distributed to such Group III Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group III Senior Certificates is equal to the aggregate Stated Principal Balance of the group III mortgage loans, and (ii) the Accrued Certificate Interest otherwise allocable to the Group III Subordinate Certificates on such distribution date will be reduced and distributed to such Group III Senior Certificates, to the extent of any amount due and unpaid on such Group III Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Group III Senior Certificates over (y) the aggregate Stated Principal Balance of the group III mortgage loans. Any such reduction in the Accrued Certificate Interest on the Group III Subordinate Certificates will be allocated first to the Group III Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class III-B Certificates with the highest numerical designation.

         (D) If, after distributions have been made pursuant to priorities first and second of paragraph (A) above on any distribution date, the remaining Available Funds for the Loan Group III is less than the Senior Optimal Principal Amount for Loan Group III, the Senior Optimal Principal Amount for Loan Group III shall be reduced by that amount, and the remaining Available Funds for the Loan Group III will be distributed as principal among the related classes of Senior Certificates in Loan Group III, pro rata, based on their respective Certificate Principal Balances.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class III-R Certificates; provided, that if on any distribution date there are any Available Funds for the Loan Group III remaining after payment of interest and principal to the Group III Certificates entitled thereto, such amounts will be distributed to the other classes of Group III Senior Certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of Group III Senior Certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class III-R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

Interest Distributions on the Group III Certificates

         Holders of each class of Group III Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the Loan Group III for that distribution date after reimbursement for certain advances to the Master Servicer and the Servicers.

         Holders of the Group III Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for the Loan Group III on that distribution date after distributions of interest and principal to the Group III Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Group III Subordinate Certificates having a higher payment priority.

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

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         When a Principal Prepayment in full is made on a group III mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a group III mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the holders of Group III Certificates on that distribution date will be offset by the related Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the Group III mortgage loans serviced by such Servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement.

         Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the related Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the related Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the group III mortgage loans will further reduce the Accrued Certificate Interest payable to the Group III Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Group III Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Group III Subordinate Certificates, beginning with the class of Group III Subordinate Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Group III Senior Certificates. Once the aggregate Certificate Principal Balances of the Group III Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Group III Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for the Loan Group III is less than Accrued Certificate Interest on the related Group III Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related to the Group III Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the Group III mortgage loans will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related Certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the Loan Group III remaining after current interest distributions as described in this term sheet supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the Group III Offered Certificates are as set forth in the Term Sheet.

         As described in this term sheet supplement, the Accrued Certificate Interest allocable to each class of the Group III Certificates is based on the Certificate Principal Balance of that class of Certificates.

Principal Distributions on the Group III Senior Certificates

         Distributions in reduction of the Certificate Principal Balance of the Group III Senior Certificates will be made on each distribution date pursuant to priority third above of clause (A) under "--Distributions on the Group III Certificates." In accordance with such priority third, the Available Funds for the Loan Group III remaining after the distribution of interest on the Group III Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Loan Group III for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Group III Senior Certificates would be greater than the aggregate Stated Principal Balance of the group III mortgage loans, amounts otherwise allocable to the Group III Subordinate Certificates in respect of principal will be distributed to such class or classes of Group III Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (D) under "--Distributions on the Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the Loan Group III based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the Group III Senior Certificates and the percentage interest of such Loan Group evidenced by the Group III Subordinate Certificates on a pro rata basis, generally the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Group III Senior Certificates on each distribution date for the first ten years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Group III Senior Certificates over an additional four year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages and certain loss and delinquency tests described in the Term Sheet are met, the Group III Subordinate Certificates will receive certain additional payments as set forth in the Term Sheet, provided, further, that if on any distribution date the Senior Percentage exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the Group III mortgage loans during the related Prepayment Period will be allocated to the Group III Senior

Certificates. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Group III Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Group III mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest of the Group III Subordinate Certificates relative to that of the Group III Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

Principal Distributions on the Group III Subordinate Certificates

         Distributions in reduction of the Certificate Principal Balances of the Group III Subordinate Certificates will be made pursuant to priority (c) of clause (B) above under "--Distributions on the Group III Certificates." In accordance with such priority, the Available Funds for the Loan Group III, if any, remaining after distributions of principal and interest on the related Group III Senior Certificates on such distribution date will be allocated to the Group III Subordinate Certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the Group III Senior Certificates will be allocated on a pro rata basis among the class of Group III Subordinate Certificates with the highest payment priority then outstanding and each other class of Group III Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class II-B Certificates, respectively, only if the sum of the current percentage interests in the Group III mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the Group III mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Group III Senior Certificates," unless the amount of subordination provided to the Group III Senior Certificates by the Group III Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first ten years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the Group III mortgage loans will be allocated to the Group III Senior Certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described herein.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the Group III mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" herein.

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

Monthly Advances

         If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the related Servicer will be required to remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee except to the extent the related Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the applicable Servicing Agreement. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the applicable Servicing Agreement (or applicable subservicing agreement), will constitute an event of default under such Servicing Agreement (or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus. The Trustee, as successor Master Servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the related Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

Allocation of Realized Losses; Subordination

General

         Subordination provides the holders of Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses from a Group among the Subordinate Certificates of the related Group, beginning with the related Subordinate Certificates with the lowest payment priority until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero. In the case of the Group I Certificates only, only those Realized Losses in excess of available Excess Spread and the current Overcollateralization Amount will be allocated to the Group I Subordinate Certificates.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the applicable Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this term sheet supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this term sheet supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this term sheet supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the related Senior Certificates, any Debt Service Reductions relating to mortgage loans in the related Loan Group will generally be borne by the related Subordinate Certificates (to the extent then outstanding) in inverse order of priority. However, in the case of the Group II and Group III Certificates, after the Cross-Over Date, the amounts distributable under clause (1) of the definition of Senior Optimal Principal Amount for each Loan Group or Sub-Loan Group will be reduced by the amount of any Debt Service Reductions applicable to the group II mortgage loans of the related Loan Group or Sub-Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds for a Loan Group or Sub-Loan Group that would otherwise be available for distribution on a distribution date.

         In the event that the related Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this term sheet supplement as a Subsequent Recovery, will be distributed as part of available funds for the related Loan Group or Sub-Loan Group in accordance with the priorities described herein under "Description of the Certificates - Distributions on the Group I Certificates", "- Distributions on the Group II Certificates", and "- Distributions on the Group III Certificates". Additionally, the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

         Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

Allocation of Realized Losses on the Group I Certificates

         The Applied Realized Loss Amount for the group I mortgage loans shall be allocated first to the Class I-B Certificates starting with the Class I-B Certificates with the highest numerical

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

designation, sequentially, in that order, and thereafter Realized Losses on the group I mortgage loans will be allocated to the Class I-A Certificates as described in the Term Sheet. Such subordination will increase the likelihood of timely receipt by the holders of the Group I Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on group I mortgage loans to the extent described in this term sheet supplement. The Depositor will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Allocation of Realized Losses on the Group II Certificates

         The principal portion of Realized Losses on the group II mortgage loans will be allocated on any distribution date to the Class II-B Certificates, starting with the Class II-B Certificates with the highest numerical designation, sequentially, in that order, until the Certificate Principal Balance of such classes has been reduced to zero. Thereafter, the principal portion of Realized Losses on the Group II mortgage loans in each Sub-Loan Group will be allocated on any distribution date to the Senior Certificates in the related Certificate Group as described in the Term Sheet. Once the Group II Senior Certificates in a Sub-Loan Group have been reduced to zero, the principal portion of Realized Losses on the mortgage loans in the related Sub-Loan Group (if any) will be allocated pro rata based upon their respective Certificate Principal Balances to the remaining outstanding Senior Certificates of the other Certificate Groups, pro rata, based upon their respective Certificate Principal Balances. The principal portion of any Realized Losses that are allocated to the Group II Senior Certificates will be allocated as set forth in the Term Sheet.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Group II Subordinate Certificates will be made on any distribution date on account of Realized Losses on the group II mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group II Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group II mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group II mortgage loans as of the first day of the month of such distribution date and
(ii) Group II Senior Certificates of a Certificate Group shall be made on any distribution date on account of Realized Losses in the related Sub-Loan Group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such Certificate Group as of such distribution date to an amount less than the Stated Principal Balances of the group II mortgage loans in the related Sub-Loan Group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

Allocation of Realized Losses on the Group III Certificates

         The principal portion of Realized Losses on the group III mortgage loans will be allocated on any distribution date to the Class III-B Certificates, starting with the Class III-B Certificates with the highest numerical designation, sequentially, in that order, until the Certificate Principal Balance of such classes has been reduced to zero. Thereafter, the principal portion of Realized Losses on the Group III mortgage loans will be allocated on any distribution date to the Group III Senior Certificates as described in the Term Sheet. The principal portion of any Realized Losses that are allocated to the Group III Senior Certificates will be allocated as set forth in the Term Sheet.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Group III Subordinate Certificates will be made on any distribution date on account of Realized Losses on the group III mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group III Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group III mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group III mortgage loans as of the first day of the month of such distribution date and (ii) Group III Senior Certificates shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of the group III mortgage loans as of such distribution date to an amount less than the Stated Principal Balances of the group III mortgage loans as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

                                THE CAP CONTRACTS

         The Trustee, on behalf of the Trust, may enter into one or more Cap Contracts that provide for payments to the Securities Administrator with respect to certain classes of the Group I and Group III Certificates, with a Cap Counterparty identified in the Cap Contracts, for the benefit of the holders of the related Group I and Group III Certificates. Such Certificates may receive the benefit of payments from the related Cap Contract, except that any Group I Subordinate Certificate also may receive payments from the Cap Contracts related to the applicable Group I Senior Certificates. The Cap Contracts will be intended to provide partial protection to such Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

         The Cap Counterparty is expected to be a national banking association whose long term deposits are rated at least "AAA" by Standard & Poor's and "Aaa" by Moody's or a derivatives financial institution with similar ratings. The Cap Counterparty will provide upon request, without charge, to each person to whom a prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Cap Counterparty.

         On each distribution date through and including the distribution date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Securities Administrator, under an account established and maintained by the Securities Administrator, for the benefit of the holders of the related Certificates. The Group I Subordinate Certificates also may receive payments under the Cap Contracts for the Group I Senior Certificates. The payment to be made by the Cap Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) One-Month LIBOR, over (ii) the strike rate set forth in the related Cap Contract. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of such class of Certificates for the related distribution date and (ii) the related certificate notional amount set forth in the related Cap Contract.

         Unless otherwise set forth in the Term Sheet, it is expected that on each distribution date, amounts received under each Cap Contract with respect to the Group I Certificates and such distribution date will be allocated in the following order of priority:

         first, to the holders of the related class of Certificates, the payment of any Basis Risk Shortfall Carry Forward Amount for such distribution date, to the extent not covered by Excess Cashflow for such distribution date;

         second, from any remaining amounts, to the holders of the related class of Certificates, the payment of any Current Interest and Interest Carry Forward Amount for such class to the extent not covered by Interest Funds or Excess Cashflow on such distribution date;

         third, from any excess amounts available from the Cap Contract relating to the Group I Senior Certificates, to the Group I Subordinate starting with the Class I-M Certificates with the highest numerical designation and then the Class B Certificate, with the highest numerical designation, in that order, to the extent not paid pursuant to clauses first or second above; and

         fourth, from any remaining amounts, for deposit into the Reserve Fund.

         Unless otherwise set forth in the Term Sheet, it is expected that on each distribution date, amounts received under a Cap Contract with respect to a Class of Group III Certificates and such distribution date will be allocated in the following order of priority:

         first, to payments of any Carry-forward Shortfall Amount for such distribution date;

         second, to payments of any Current Interest and Interest Carry-forward Amount on such distribution date; and

         third, from any remaining amounts, to payment into the Reserve Fund.

         The Cap Counterparty and the terms of any cap contract are as set forth in the Term Sheet.

         The Depositor has determined that the significance percentage of payments under the Cap Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                            YIELD ON THE CERTIFICATES

General

         The yield to maturity and the weighted average life on each class of the Offered Certificates will be primarily affected by the amount and timing of principal payments on the mortgage loans in the related Loan Group (including prepayments), the allocation of principal payments on the mortgage loans among the related classes of the Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans in the related Loan Group, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Prepayment Considerations

         The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described herein, a prepayment may subject the related mortgagor to a

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

prepayment charge, which may discourage prepayments during the applicable period. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of Mortgage Loan ---Enforceability of Certain Provisions" in the prospectus. Prepayment charges with respect to the mortgage loans will be paid to the holders of the related Class XP Certificates or the related servicer as additional servicing compensation and will not be part of the Available Funds for such distribution date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Principal Prepayments, liquidations and repurchases of the mortgage loans in a Loan Group will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans in the related Loan Group. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans in the related Loan Group, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Because the mortgage loans in a Loan Group may be prepaid at any time, it is not possible to predict the rate at which distributions on the related Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans in a Loan Group may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

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

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         Some of the mortgage loans are assumable under certain circumstances if, in the sole judgment of the Master Servicer or Servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The remainder of the mortgage loans are subject to customary due-on-sale provisions. The Servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if the Servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, the Servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Allocation of Principal Payments

Group I Certificates

         Subject to the circumstances described under "Description of the Certificates--Distributions on the Group I Certificates" herein, generally on each distribution date during the first three years

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

after the Closing Date and thereafter, on any distribution date that a Trigger Event is in effect, all principal payments on the group I mortgage loans will generally be allocated to the Group I Senior Certificates.

Group II Certificates

         Subject to the circumstances described under "Description of the Certificates--Principal Distributions on the Group II Senior Certificates" herein, generally on each distribution date during the first ten years after the Closing Date, all principal prepayments on the group II mortgage loans in a Sub-Loan Group will generally be allocated to the Group II Senior Certificates of the related Certificate Group. Thereafter, as further described in this term sheet supplement, during some periods, subject to loss and delinquency criteria described in this term sheet supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the Group II Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the subordination level established for the Group II Subordinate Certificates, as applicable, is exceeded and that class of Offered Subordinate Certificates is then outstanding, that class of Certificates will not receive distributions relating to principal prepayments on that distribution date unless that class is the class of Group II Subordinate Certificates with the highest payment priority.

Group III Certificates

         Subject to the circumstances described under "Description of the Certificates--Principal Distributions on the Group III Certificates" herein, generally on each distribution date during the first ten years after the Closing Date, all principal prepayments on the group III mortgage loans will generally be allocated to the Group III Senior Certificates. Thereafter, as further described in this term sheet supplement, during some periods, subject to loss and delinquency criteria described in this term sheet supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the Group III Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the subordination level established for the Group III Subordinate Certificates, as applicable, is exceeded and that class of Offered Subordinate Certificates is then outstanding, that class of Certificates will not receive distributions relating to principal prepayments on that distribution date unless that class is the class of Group III Subordinate Certificates with the highest payment priority.

Interest Shortfalls and Realized Losses

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by that Servicer for the related Due Period. Any interest shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master

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

Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. None of the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein and "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this term sheet supplement.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans in a Loan Group and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses in a Loan Group on the mortgage loans may affect the market value of the related Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Certificate Principal Balance of a class of Subordinate Certificates has been reduced to zero, the yield to maturity on the class of related Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans in the related Loan Group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates related to a Loan Group have been reduced to zero, the yield to maturity on the related classes of Senior Certificates then outstanding will be extremely sensitive to losses on the mortgage loans in the related Loan Group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates.

         As described herein under "Description of the Certificates--Allocation of Realized Losses; Subordination" amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the related Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of related Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans in a Loan Group may affect the yield to investors on the related Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. If a Trigger Event exists due to larger than expected rate of delinquencies or losses on the group I mortgage loans, no principal payments will be made to the Group I Subordinate Certificates as long as such Trigger Event exists as long as any of the Group I Senior Certificates are still outstanding. Similarly, a larger than expected rate of delinquencies or losses on the mortgage loans in Loan Group II will affect the rate of principal payments on each class of Group II Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Group II Subordinate Certificates from distributions of portions of the Subordinate Optimal Principal Amount; and a larger than expected rate of delinquencies or losses on the mortgage loans in Loan Group III will affect the rate of principal payments on each class of Group III Subordinate Certificates if it

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

delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Group III Subordinate Certificates from distributions of portions of the Subordinate Optimal Principal Amount. See "Description of the Certificates--Principal Distributions on the Group II Senior Certificates", "--Principal Distributions on the Group II Subordinate Certificates", "--Principal Distributions on the Group III Senior Certificates", and "--Principal Distributions on the Group III Subordinate Certificates" herein.

Excess Spread Available to the Group I Certificates

         The weighted average life and yield to maturity of each class of Group I Offered Certificates will also be influenced by the amount of Excess Spread generated by the group I mortgage loans and applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates and will be influenced by, among other factors,

o the overcollateralization level of the group I mortgage loans at such time, i.e., the extent to which interest on the group I mortgage loans is accruing on a higher stated principal balance than the aggregate Certificate Principal Balance of the Group I Offered Certificates;

o        the delinquency and default experience of the group I mortgage loans;

o        the level of One-Month LIBOR and One-Year MTA; and

o the provisions of the Agreement that permit principal collections to be distributed to the Class B-IO Certificates and the Residual Certificates in each case as provided in the Agreement when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Group I Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to maturity of the Group I Offered Certificates and, in particular the Group I Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the group I mortgage loans. If an Applied Realized Loss Amount is allocated to a class of Group I Offered Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

         To the extent that the pass-through rate on the group I is limited by the Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable pass-through rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of Excess Cashflow and with respect to certain Certificates to the extent of payments made under the Cap Contracts on the applicable distribution date. Payments under the Cap Contracts are based on the lesser of the Certificate Principal Balance of the related class of Certificates and the principal balance of such class based on certain prepayment assumptions. If the group I mortgage loans do not prepay according to those assumptions, it may result the Cap Contracts providing insufficient funds to cover

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

such shortfalls. In addition, each Cap Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to over such shortfalls.

Pass-Through Rates of the Group II and Group III Certificates

         The yields to maturity on the Group II and Group III Offered Certificates will be affected by their Pass-Through Rates. The Pass-Through Rates on the Group II and Group III Offered Certificates will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Pass-Through Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Assumed Final Distribution Date

         The assumed final distribution date for each class of Certificates is as set forth in the Term Sheet and is generally the distribution date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans in the related Loan Group can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. Furthermore, the application of principal collections and, in the case of the Group I Offered Certificates, excess spread, could cause the actual final distribution date to occur significantly earlier than the assumed final distribution date. In addition, the Sponsor or its designee may, at its option, repurchase from the trust all the (i) group I mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group I mortgage loans are less the percentage (as set forth in the Term Sheet) of the Cut-off Date Stated Principal Balance of the group I mortgage loans, (ii) group II mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group II mortgage loans are less the percentage of the Cut-off Date Stated Principal Balance of the group II mortgage loans, and
(iii) group III mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group III mortgage loans are less the percentage of the Cut-off Date Stated Principal Balance of the group III mortgage loans. See "The Pooling and Servicing Agreement--Termination" herein and "The Agreements--Termination; Retirement of Securities" in the prospectus.

Weighted Average Life

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

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

Yield Sensitivity of the Interest Only Certificates

         The yield to maturity on the Interest-Only Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans which rate may fluctuate significantly over time, because the Notional Amount of the Interest-Only Certificates is equal to the aggregate Certificate Principal Balance of the related Certificates. Investors in the Interest-Only Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the related mortgage loans on each distribution date during the first seven years after the Closing Date will be allocated to the related Certificates (in each case subject to limited exceptions).

                         POOLING AND SERVICING AGREEMENT

General

         The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure and any revenues received thereon,
(3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts and the Distribution Account, (6) the rights with respect to the Servicing Agreement, to the extent assigned to the Trustee, (7) the rights with respect to the Cap Contracts and (8) any proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Securities Administrator, which will serve as Certificate Registrar and Paying Agent; for these purposes and for purposes of presentment and surrender located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, SAMI II 2006-AR3, and for all other purposes located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Group, SAMI II 2006-AR3. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

         At the time of issuance of the Certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. The mortgage loans in each of the Loan Groups will be identified in a schedule appearing as an exhibit to the Agreement with each Loan Group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

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

Representations and Warranties

         In the Mortgage Loan Purchase Agreement pursuant to which the Depositor purchased (or will purchase) the mortgage loans from the Sponsor, the Sponsor made (or will make) certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2) Immediately prior to the sale of the related mortgage loans pursuant to the Mortgage Loan Purchase Agreement or the subsequent transfer instrument, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the related mortgage loans as of the Closing Date or the related subsequent transfer date, as applicable, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement or subsequent transfer instrument; and

         (3) As of the Closing Date or related subsequent transfer date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

         In the case of a breach of any representation or warranty set forth above, or otherwise included in the Mortgage Loan Purchase Agreement, which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Sponsor of such breach, the Sponsor will either
(i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. This obligation of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

Custodial Arrangements

         Wells Fargo Bank, N.A., is acting as custodian of the mortgage loan files pursuant to the Agreement. The custodian is not an affiliate of the Depositor or the Sponsor. No servicer will have custodial responsibility for the mortgage loans. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the holders of the Certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in

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

Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. The custodian maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files. For a general description of Wells Fargo, see the description herein under "The Master Servicer and the Servicers--The Master Servicer."

         Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Trustee

         The Trustee is JPMorgan Chase Bank, N.A., a banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as indenture trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

         Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of December 31, 2005, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,000 asset-backed securities transactions, including about 804 domestic residential mortgage receivables securities transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's duties and responsibilities under the Agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement, examining them to determine whether they are in the form required by the Agreement, providing to the Securities Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

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

         The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances of the Trustee, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the Agreement and fails to resign after written request therefor by the Depositor or if the Trustee becomes insolvent. Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the Agreement.

         On and after the time the Master Servicer receives a notice of termination pursuant to the Agreement, the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for in the Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Agreement; provided, however, that EMC shall have the right to either (a) immediately assume the duties of the Master Servicer or
(b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act pursuant to the Agreement except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the Master Servicer pursuant to the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer pursuant to the Agreement. Any successor Master Servicer shall be an established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. If the Trustee assumes the duties and responsibilities of the Master Servicer, the Trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out

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

of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act under the Agreement, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. The Trustee and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the Trustee by the Master Servicer pursuant to the Agreement. Any successor to the Master Servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master Servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee's duties will be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the Master Servicer, the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having express duties under the Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The Securities Administrator

         Under the terms of the Agreement, Wells Fargo, for so long as it is the Master Servicer, will also act as Securities Administrator, whose responsibilities include pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005,

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

Wells Fargo was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo, see the description herein under "The Master Servicer and the Servicers--The Master Servicer."

         The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator's office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances of the Securities Administrator, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

The Master Servicer and Servicers

         Master Servicer

         The Master Servicer will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

         o        receiving funds from servicers,

         o reconciling servicing activity with respect to the mortgage loans,

         o        calculating remittance amounts to certificateholders,

         o sending remittances to the securities administrator for distributions to certificateholders,

         o        investor and tax reporting,

         o        oversight of all servicing activity, including servicers,

         o providing certain notices and other responsibilities as detailed in the Agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the Agreement.

         For a general description of the master servicer and its activities, see "Master Servicer" in this term sheet supplement. For a general description of material terms relating to the Master Servicer's removal or replacement, see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

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         o        communicating with borrowers;

         o        sending monthly remittance statements to borrowers;

         o        collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o        paying escrows for borrowers, if applicable;

         o        calculating and reporting payoffs and liquidations;

         o        maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Servicing and Other Compensation and Payment of Expenses

         The Master Servicer will be entitled to compensation for its activities under the Agreement which shall be equal to the investment income on funds in the Distribution Account for the period specified in the Agreement. The Depositor will also be entitled to investment income on the funds in the Distribution Account for the period specified in the Agreement. The Master Servicer and the Depositor will be liable for losses on such funds as set forth in the Agreement. The Master Servicer will also be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a principal prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution Account. The amounts due to the Master Servicer as specified in this paragraph are hereafter referred to as the Master Servicer Compensation. Each of the Servicers will be entitled to receive a Servicing Fee as compensation for its activities under the related Servicing Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such Servicer as of the Due Date in the month preceding the month in which such distribution date occurs. However, Prepayment Interest Shortfalls on the mortgage loans resulting from prepayments in full or in part will be offset by the related Servicer up to an amount equal to its aggregate Servicing Fee due in such month or, upon a Servicer's default in the payment thereof, by the Master Servicer on the distribution date in the following calendar month to the extent of Compensating Interest Payments as described herein.

         In addition to the primary compensation described above, the applicable Servicer may be entitled to retain assumption fees, tax service fees, late payment charges and, with respect to the group II mortgage loans only, any prepayment charges and penalties, in each case the extent collected from the related mortgagor and as provided in the related Servicing Agreement.

         The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

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

Table of Fees and Expenses

         The following table indicates the fees and expenses expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

               Item                    Fee                               Paid From
         ----------------      ----------------------       ----------------------------------
         Servicing Fee(1)      0.25% through 0.75% per      Mortgage Loan Interest Collections
                               annum

         (1) The servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Collection and Other Servicing Procedures

         The applicable Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures that the Servicer employs when servicing mortgage loans for its own account, to the extent such procedures shall be consistent with the terms of the Servicing Agreements. Consistent with the foregoing, the Servicers may in their discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any mortgage loan in accordance with the terms of the related Servicing Agreement. However, unless the Servicers have the consent of the Master Servicer, the Servicers shall not enter into any payment plan or agreement to modify payments with a mortgagor or permit any modification with respect to any mortgage loan that would change the interest rates or forgive the payment of any principal or interest, change the outstanding principal amount or extend the final maturity date.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the Servicers have knowledge thereof, the Servicers will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note, the terms of any primary mortgage insurance policy and applicable law. If a Servicer reasonably believes that the due-on-sale clause cannot be enforced under applicable law, such Servicer may enter into (i) an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (ii) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the purchaser of the mortgaged property is substituted as the mortgagor and becomes liable under the mortgage note, in accordance with the terms of the Servicing Agreement. The related Servicer will retain any fee collected for entering into an assumption agreement as additional servicing compensation to the extent provided in the related Servicing Agreement. In regard to circumstances in which the Servicers may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the prospectus. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed.

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

         Each Servicer will establish and maintain, in addition to the Protected Account described herein under "--The Protected Accounts," one or more accounts which comply with the requirements of the Servicing Agreements. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreements. Each of these accounts and the investment of deposits therein shall comply with the requirements of the Servicing Agreements and shall meet the requirements of the Rating Agencies. Withdrawals of amounts from the Protected Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, for application to restoration or repair of the mortgaged property, to refund to any mortgagors any sums as may be determined to be overages, to pay to the related Servicer, or to the mortgagor to the extent required by law, interest paid on the funds on deposit in such accounts to clear and terminate, such accounts at or at any time after the termination of the Servicing Agreements, and to make such other withdrawals as provided in the Servicing Agreements.

         The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Modifications

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, a Servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the Servicer's ability to perform servicing modifications will be subject to some limitations as described in the related Servicing Agreement, including but not limited to, a Servicer may not (i) permit any modification that would change the related Mortgage Interest Rate, (ii) forgive the payment of principal or interest, (iii) reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date of such Mortgage Loan.

Evidence as to Compliance

         The Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the Cut-off Date occurs, each party participating in the servicing function will provide to the Master Servicer, the Depositor, the Securities Administrator and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement will also provide that each party participating in the servicing function will deliver to the Master Servicer, Depositor, the Securities Administrator and the Trustee along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Agreement will also provide for delivery to the Master Servicer, Depositor, the Securities Administrator and the Trustee, on or before March 1 of each year, of a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, such person has fulfilled in all material respects its obligations under the Agreement or related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Agreement or related servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under "The Master Servicer." These items will be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

Realization Upon Defaulted Mortgage Loans

         Each Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, each Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by a Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

Transfer of Master Servicing

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee (at the expense of the Master Servicer); (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an opinion of counsel addressed to the Trustee, each stating that all conditions precedent to such action under the Agreement have been completed and such action is permitted by and complies with the terms of the Agreement and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor master servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

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

Optional Purchase of Defaulted Loans

         With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided, however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

The Protected Accounts

         Each Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which it will deposit on a daily basis all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from such Servicer's own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the applicable Servicing Agreement and shall meet the requirements of the Rating Agencies with respect thereto.

         On the date specified in the applicable Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds of each Loan Group for such distribution date.

The Distribution Account

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which the Master Servicer will remit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Agreement). The Distribution Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer will remit to the Securities Administrator for deposit in the Distribution Account, as received, the following amounts:

         (i) Any amounts withdrawn from a Protected Account or other permitted account;

         (ii) Any Monthly Advance and Compensating Interest Payments;

         (iii) Any Insurance Proceeds or Net Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

         (iv) The Repurchase Price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Trust;

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

         (v) Any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) Any other amounts received by the Master Servicer and required to be deposited in the Distribution Account pursuant to the Agreement.

         The amount at any time credited to the Distribution Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such permitted investments selected by the Depositor or deposited in demand deposits with such depository institutions as selected by the Depositor, provided that time deposits of such depository institutions would be a permitted investment (as specified in the Agreement).

         On each distribution date, the Securities Administrator shall pay the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates" herein.

The Reserve Fund

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to as the Reserve Fund, into which on each distribution date, amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under clause fourth of "The Cap Contracts" in this term sheet supplement. The amount at any time on deposit in the Reserve Fund shall, at the direction of the Class B-IO Certificateholder, be held either (i) uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereon or (ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Reserve Fund by the Class B-IO Certificateholder out of its own funds immediately as realized.

         On each distribution date, amounts will be allocated in accordance with the provisions set forth with respect thereto under "The Cap Contracts" herein.

Voting Rights

         Voting rights of the trust in general will be allocated among the classes of Certificates (other than the Residential Certificates) based upon their respective Certificate Principal Balances; provided that voting rights equal to 1.00% of the total amount will be allocated to the Residual Certificates.

Reports to Certificateholders

         On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance of an individual Certificate following such payment and certain other information relating to the Certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities

Administrator will provide timely and adequate notification to all above parties regarding any such changes.

         To the extent such reports are timely received from the Securities Administrator, the Trustee will also make available the related report on each distribution date via the Trustee's internet website, which can be obtained by calling the Trustee's customer service desk at (877) 722-1095.

Termination

         The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Sponsor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

         On any distribution date on which the aggregate Stated Principal Balance of (i) the group I mortgage loans is less than a specified percentage (set forth in the Term Sheet) of the aggregate Stated Principal Balance of the group I mortgage loans as of the Cut-off Date, (ii) the group II mortgage loans is less than a specified percentage (set forth in the Term Sheet) of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date, or (iii) the group III mortgage loans is less than a specified percentage (set forth in the Term Sheet) of the aggregate Stated Principal Balance of the group III mortgage loans as of the Cut-off Date, the Sponsor or its designee may repurchase from the trust all group I mortgage loans, group II mortgage loans, or group III mortgage loans, as the case may be, remaining outstanding and any REO Property related to group I mortgage loans or group II mortgage loans, as the case may be, remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the related mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances relating to the related mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the related mortgage loans prior to the exercise of such repurchase and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable in accordance with the terms of the Agreement. Such designee, if not EMC or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) such designee is (A) not a party in interest with respect to any Plan (as defined below) and (B) is not a "benefit plan investor" (other than a plan sponsored or maintained by the designee, provided that no assets of such plan are invested or deemed to be invested in the Certificates). Any such repurchase will result in the retirement of, in the case of the group I mortgage loans, all of the Group I Certificates, in the case of the group II mortgage loans, all of the Group II Certificates and, in the case of the group III mortgage loans, all of the Group III Certificates. The trust may also be terminated and the Certificates retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the

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status of the trust fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "The Agreements--Termination; Retirement of Securities" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         Upon the issuance of the Offered Certificates, Greenberg Traurig, LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC election made by the trust fund will qualify as a REMIC under the Internal Revenue Code of 1986 referred to herein as the Code. The Certificates (other than the Residual Certificates) will represent ownership of regular interests in a REMIC and are herein referred to as the REMIC Regular Certificates. The Group I Certificates and certain Group III Certificates will also represent ownership of an interest in the related cap contracts and certain rights with respect to the excess cash flow. See "Characterization of the Group I and Certain Group III Offered Certificates" below. The interests evidenced by the Residual Certificates will be designated as the residual interests in the REMICs. All certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the Residual Certificates.

         The portions of the REMIC Regular Certificates that represent ownership of regular interests in a REMIC generally will be taxable as debt obligations under the Code, and interest paid or accrued on those portions of the REMIC Regular Certificates, including any original issue discount with respect to any REMIC Regular Certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, some of the Offered Certificates may be issued with original issue discount. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Internal Revenue Service referred to herein as the IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount referred to herein as the OID Regulations. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the REMIC Regular Certificates. It is expected that the prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates of each group will be the applicable pricing speed set forth in the Term Sheet. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield on the Certificates--Weighted Average Lives" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, it is possible that the holder of a REMIC Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator in preparing reports to the certificateholders and the IRS.

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

         Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICS" in the prospectus.

 Characterization of the Group I and Certain Group III Offered Certificates

         All holders of the Group I Offered Certificates and holders of certain Classes of Group III Offered Certificates will be entitled (subject to specific priorities and to the extent of related Basis Risk Shortfall Carry Forward Amounts) to amounts deposited into the reserve fund from excess cash flow. In addition, all holders of the Group I Offered Certificates will be entitled (subject to specific priorities and to the extent of related Basis Risk Shortfall Carry Forward Amounts, Unpaid Realized Loss Amounts and Current Interest and Interest Carry Forward Amounts) to amounts deposited into the reserve fund from the related Cap Contracts. Accordingly, holders of the Group I Offered Certificates and holders of certain Classes of Group III Offered Certificates will be treated for federal income tax purposes as owning a regular interest in a REMIC and a beneficial ownership interest in the right to receive payments from the reserve fund, which is not included in any REMIC. The treatment of amounts received by the Certificateholder with respect to such Certificateholder's right to receive Basis Risk Shortfall Carry Forward Amounts as a result of the application of the Net Rate Cap, will depend upon the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder of a Group I Offered Certificate and holders of certain Classes of Group III Offered Certificates must allocate its purchase price for its Certificate between its undivided interest in the related REMIC regular interest and its interest in the right to receive payments from the reserve fund in respect of any Basis Risk Shortfall Carry Forward Amounts in accordance with the relative fair market values of each property right. Holders of the Group I Offered Certificates may also have to allocate basis to the reserve fund on account of the right to receive Unpaid Realized Loss Amounts, Current Interest and Interest Carry Forward Amounts, although the Securities Administrator intends to treat such payments as advances (in which event it is likely that no basis should be allocated to such rights). Such allocations will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss on disposition. No representation is or will be made as to the relative fair market values thereof. Generally, payments made to Certificates with respect to any Basis Risk Shortfall Carry Forward Amounts will be included in income based on, and the purchase price allocated to the reserve fund may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the Group I Offered Certificates and non-corporate holders of certain Classes of Group III Offered Certificates the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all, if the taxpayer is subject to the alternative minimum tax. However, regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the Offered Certificates should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

         We make no representation on whether the Group I Offered Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts, or REITs. In addition, we make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

Characterization of the Group II and Group III Offered Certificates

         A holder of a Group II and Group III Offered Certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC. We make no representation on whether the Group II or Group III Offered Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts. In addition, we make no representation on whether the Group II or Group III Offered Certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

Penalty Protection

         If penalties were asserted against purchasers of the Certificates offered hereunder in respect of their treatment of the Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Offered Certificates, will be purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor and the Sponsor. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount.

         The Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

         The Underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and Commissions under the Securities Act.

         There is currently no secondary market for the certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                SECONDARY MARKET

         There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

         The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders" herein, which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Greenberg Traurig, LLP, New York, New York.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor, the Trustee, the Securities Administrator, the Issuing Entity, any 20% concentration originator or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" and "Servicing of the Mortgage Loans--The Servicer" for a description of the legal proceedings against the Sponsor and the Servicer.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor, the Issuing Entity, the underwriter and the Depositor are affiliated parties. The Master Servicer, the Securities Administrator, the Custodian and the Counterparty are affiliated parties. There are no affiliations between the Sponsor, the Depositor, the underwriter or the Issuing Entity and any of the Trustee, the Securities Administrator, any 10% concentration originator (other than EMC), any 10% concentration servicer (other than EMC), the Counterparty or the Custodian. There are no affiliations among the Master Servicer, the Trustee, any 10% concentration originator or any 10% concentration servicer. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets.

No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                    RATINGS

         It is expected that each class of Offered Certificates will receive the ratings set forth in the Term Sheet by on or more rating agencies including S&P, Moody's and/or Fitch.

         The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. The ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

                                LEGAL INVESTMENT

         It is anticipated that the classes of Offered Certificates that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (or SMMEA) and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. Classes of Offered Certificates not rated in one of the two highest rating categories will not constitute "mortgage related securities" for purposes of SMMEA, or the Non-SMMEA Certificates. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

         The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities," or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate

Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution is encouraged to consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as ERISA), should consider the ERISA fiduciary investment standards before authorizing an investment by any such plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements that are not subject to ERISA but are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively referred to herein as Plan(s)), are encouraged to consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust (referred to herein as Trust Assets) to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (referred to herein as the Plan Asset Regulations), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee, the Master Servicer or the Servicers to the fiduciary investments standards of ERISA, or cause the excise tax provisions of
Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase, sale, transfer or holding of the Certificates.

         The DOL has issued Prohibited Transaction Exemption 90-30 (as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) (referred to herein as the Underwriter's Exemption) to the Underwriter which may apply to the Offered Certificates (other than the Class R Certificates). However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that (i) the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and (ii) the Offered Certificates be rated at least "BBB-" (or its equivalent) by Fitch Inc., or Fitch, S&P or Moody's, at the time of the Plan's purchase, provided that no Mortgage Loan has an LTV in excess of 100% on the Closing Date. See "ERISA Considerations" in the prospectus. The DOL amended the Underwriter's Exemption, as well as the essentially identical exemptions issued to certain other financial institutions, in Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, September 22, 2002) to allow the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

         The Underwriter's Exemption is expected to apply to the Offered Subordinate Certificates if the conditions described above are satisfied. Therefore, each beneficial owner of a Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) that Certificate was rated at least "BBB-" at the time of purchase, (ii) such beneficial owner is not a benefit plan investor, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer, a Servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the Certificate constitutes a "security" for purposes of the Underwriter's Exemption and that the specific and general conditions of the Underwriter's Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied. The Class R Certificates do not satisfy the requirements of the Underwriter's Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plan. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate is encouraged to consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

         A governmental plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code (referred to herein as Similar Law). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

         The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                              AVAILABLE INFORMATION

         The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the Issuing Entity's name. The Depositor does not intend to send any financial reports to certificate holders.

         The Issuing Entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates--Reports to Certificateholders" and "Servicing of the Mortgage Loans--Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificate holders or information about the certificate as shall have been filed with the Commission will be posted on the Securities Administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

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                          REPORTS TO CERTIFICATEHOLDERS

         So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this term sheet supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates of the related series. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Certificates shall also be deemed incorporated by reference into this term sheet supplement.

         The Depositor will provide or cause to be provided without charge to each person to whom this term sheet supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this term sheet supplement, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179,
Attention: Secretary, or by telephone at (212) 272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

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                                    GLOSSARY

         Below are abbreviated definitions of significant capitalized terms used in herein. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the accompanying prospectus.

Accrued Certificate Interest -- With respect to the Group II and Group III Certificates of any class on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate immediately prior to such distribution date, less (1) in the case of a Group II or Group III Senior Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) after the applicable Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a Group II or Group III Subordinate Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans in the related Loan Group. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II and Group III Senior Certificates in the related Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II and Group III Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of Group II Certificates after the distribution date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Aggregate Subordinate Optimal Principal Amount -- Either (i) the sum of each of the components of the definition of Subordinate Optimal Principal Amount for all Sub-Loan Groups in Loan Group II, or (ii) the sum of each of the components of the definition of Subordinate Optimal Principal Amounts for Loan Group III, as applicable.

Agreement -- The Pooling and Servicing Agreement, which will be entered into by the Depositor, the Sponsor, Wells Fargo Bank, National Association, as master servicer and Securities Administrator, and the Trustee.

Allocable Share -- With respect to any class of Group II or Group III Subordinate Certificates on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Group II or Group III Subordinate Certificates (other than the class of Group II or Group III Subordinate Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Group II or

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Group III Subordinate Certificates for which the related Class Prepayment
Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Group II or Group III Subordinate Certificates, as applicable, in reduction of their respective Certificate Principal Balances, sequentially, to the Group II or Group III Subordinate Certificates, as applicable, in the order of their numerical Class designations.

Applied Realized Loss Amount -- With respect to any class of Group I Offered Certificates and as to any distribution date, the sum of the Realized Losses with respect to the related mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, in an amount equal to the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Group I Certificates (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

Available Funds -- For any distribution date and each Sub-Loan Group in the case of Loan Group II, or Loan Group in the case of Loan Group III, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related Sub-Loan Group or Group, (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer or a Servicer for such distribution date in respect of the mortgage loans in the related Sub-Loan Group or Group, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans and (4) in the case of any Sub-Loan Group, any amount allocated from the Available Funds of another Sub-Loan Group in accordance with paragraph (C) under "Description of the Certificates--Distributions on the Group II Certificates", net of (x) fees payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and any custodian as provided in the Agreement and (y) investment earnings on amounts on deposit in the Distribution Account.

Bankruptcy Loss -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall Carry Forward Amount -- As of any distribution date for the Class I-A and Class I-B Certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR, or One-Year MTA, as applicable, plus the related Margin and (ii) the fixed rate specified in the Pass-Through Rate for the Group I Certificates, as described in the Term Sheet, for such distribution date.

Basis Risk Shortfall -- If on the distribution date the Pass-Through Rate for a class of the Class I-A and Class I-B Certificates is based upon the Net Rate Cap, the excess, if any, of:

                  1. The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR, or One-Year MTA, as applicable, plus the related Margin and (ii) the fixed rate specified in the Pass-Through Rate for the Group I Certificates, as described in the Term Sheet, over

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                  2. The amount of Current Interest on such class calculated using a pass-though rate equal to the Net Rate Cap for such distribution date.

Book-entry Certificates -- The Senior Certificates and the Offered Subordinate Certificates issued, maintained and transferred at the DTC.

Business Day -- Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, Custodian or any Servicer is located are obligated by law or executive order to be closed.

Cap Contracts -- Any interest rate cap contracts that the Trustee, on behalf of the Trust, entered into with respect to the certain Group I and Group III Certificates with the Counterparty for the benefit of the holders of such Certificates.

Certificate Group -- The groups of Certificates set forth in the Term Sheet.

Certificate Owner -- Any person who is the beneficial owner of a Book-entry Certificate.

Certificate Principal Balance -- With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under "Description of the Certificates--Allocation of Realized Losses; Subordination" herein, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, (2) solely in the case of a Group II and Group III Certificate, the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) previously allocated to such Certificate (taking into account the applicable Loss Allocation Limitation), (3) solely in the case of a Group I Certificate, any Applied Realized Loss Amounts allocated to such class on previous distribution dates and (4) solely in the case of a Group II and Group III Subordinate Certificate, such Certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates.

Certificates -- The Group I Certificates, Group II Certificates and Group III Certificates.

Class Prepayment Distribution Trigger -- A test, which shall be satisfied for a class of Group II or Group III Subordinate Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Group II or Group III Subordinate Certificates, as applicable, subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group II or group III mortgage loans, as applicable, as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Class I-A Principal Distribution Amount -- As defined in the Term Sheet.

Class I-B Principal Distribution Amount -- As defined in the Term Sheet.

Closing Date -- As set forth in the Term Sheet.

Compensating Interest -- Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

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CPR -- A constant rate of prepayment on the mortgage loans.

Cross-Over Date -- The distribution date on which the Certificate Principal Balances of the Group II or Group III Subordinate Certificates, as applicable, are reduced to zero.

Current Interest -- With respect to each class of Class I-A and Class I-B Certificates and each distribution date, the interest accrued at the applicable pass-through rate for the applicable Interest Accrual Period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy, reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest Payments, and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Certificates as described under clause First in "Description of the Certificates--Distributions on the Group I Certificates" herein.

Current Specified Enhancement Percentage -- For any distribution date, a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Subordinate Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the group I mortgage loans as of the end of the related Due Period.

Current Specified Overcollateralization Percentage -- For any distribution date, a percentage equivalent of a fraction, the numerator of which is the Overcollateralization Target Amount for such distribution date and the denominator of which is the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

Cut-off Date -- As set forth in the Term Sheet.

Debt Service Reduction -- A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deficient Valuation -- A Bankruptcy Loss that results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

Determination Date -- With respect to any distribution date and the mortgage loans is the date specified in the applicable Servicing Agreement.

Due Date -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the applicable Servicing Agreement.

Due Period -- With respect to any distribution date, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

EMC -- EMC Mortgage Corporation.

Excess Cashflow -- With respect to any distribution date, the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

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Excess Spread -- With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of the Current Interest on the Group I Offered Certificates and Interest Carry Forward Amounts on the Group I Senior Certificates on such distribution date.

Extra Principal Distribution Amount -- With respect to any distribution date, the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

Group I Certificates -- The Group I Offered Certificates, and Group I Non-offered Certificates.

Group I Non-offered Certificates -- The non-offered Group I Certificates as described in the Term Sheet.

Group I Offered Certificates -- The offered Group I Certificates as described in the Term Sheet.

Group I Senior Certificates -- The Class I-A Certificates.

Group I Subordinate Certificates -- The Class I-M and Class I-B Certificates.

Group II Certificates -- The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II Offered Certificates -- The Group II Senior Certificates and the Group II Offered Subordinate Certificates.

Group II Offered Subordinate Certificates -- Any Group II Certificates described as "offered certificates" in the Term Sheet other than the Group II Senior Certificates.

Group II Senior Certificates -- The Class II-A Certificates.
Group II Subordinate Certificates -- The Class II-B Certificates.

Group III Certificates -- The Group III Senior Certificates and the Group III Subordinate Certificates.

Group III Offered Certificates -- The Group III Senior Certificates and the Group III Offered Subordinate Certificates.

Group III Offered Subordinate Certificates -- Any Group III Certificates described as "offered certificates" in the Term Sheet other than the Group III Senior Certificates.

Group III Senior Certificates -- The Class III-A Certificates.

Group III Subordinate Certificates -- The Class III-B Certificates.

Insurance Proceeds -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses, including the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

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Interest Accrual Period -- For each class of Group II and Group III Certificates and for any distribution date, the one-month period preceding the month in which such distribution date occurs. The Interest Accrual Period for the Class I-A and Class I-B Certificates will be the period from and including the preceding distribution date (or from the Closing Date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Interest Carry Forward Amount -- With respect to each class of Class I-A and Class I-B Certificates and the first distribution date, zero, and for each distribution date thereafter, the sum of:

         1. the excess of

                  (a) Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and

         2. interest on such excess (to the extent permitted by applicable law) at the applicable pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds -- With respect to Loan Group I and any distribution date, the sum, without duplication, of

         1. all scheduled interest collected in respect of the group I mortgage loans during the related Due Period, less the related Servicing Fee, if any, and any related amounts required to be reimbursed to the Sponsor, any Servicer, the Master Servicer, the Trustee, the Custodian and the Securities Administrator as provided in the Agreement,

         2. all advances relating to interest on the group I mortgage loans made by the related servicer or the Master Servicer,

         3. all Compensating Interest Payments with respect to the group I mortgage loans,

         4. Liquidation Proceeds received during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period), to the extent such Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses, in each case with respect to the group I mortgage loans,

         5. the interest portion of proceeds from the group I mortgage loans that were repurchased during the related Due Period, and

         6. the interest portion of the purchase price of the assets of the Trust allocated to Loan Group I upon exercise by the Sponsor or its designee of its optional termination right;

                  minus

         7. any amounts required to be reimbursed to the Sponsor, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

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Interest-Only Certificates -- The Certificates indicated as interest-only certificates in the Term Sheet, if any.

Issuing Entity or Trust -- Structured Asset Mortgage Investments II Trust 2006-AR3.

Lender Paid PMI Rate -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related mortgage loan.

Liquidated Mortgage Loan -- Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds -- Amounts received by a Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group -- Any of Loan Group I, Loan Group II, or Loan Group III, as applicable.

Loan Group I -- The pool of mortgage loans consisting of the group I mortgage loans.

Loan Group II -- The pool of mortgage loans consisting of the group II mortgage loans.

Loan Group III -- The pool of mortgage loans consisting of the group III mortgage loans.

Loan-to-Value Ratio -- The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Loss Allocation Limitation -- As defined under "Description of the Certificates -- Allocation of Realized Losses; Subordination-Allocation of Realized Losses on the Group II and Group III Certificates".


Margin -- As set forth in the Term Sheet.


Master Servicer -- Wells Fargo Bank, National Association.

Master Servicer Compensation -- As defined under "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein.

Monthly Advance -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

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Moody's -- Moody's Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase Agreement -- The Mortgage Loan Purchase Agreement to be entered into by the Depositor and the Sponsor.

Net Interest Shortfalls -- Has the meaning set forth under "Description of the Certificates--Interest Distributions on the Group II Certificates" herein.

Net Liquidation Proceeds -- Are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Rate -- For any mortgage loan, the then applicable mortgage rate thereon less the sum of (1) the Servicing Fee Rate and (2) the Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

Net Rate Cap -- With respect to any distribution date and the Class I-A and Class I-B Certificates, the weighted average of the Net Rates on the group I mortgage loans, weighted on the basis of the Stated Principal Balances thereof as of the beginning of the related Due Period, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Notional Amount -- With respect to any distribution date and the Interest-Only Certificates, the aggregate Certificate Principal Balance of the related Certificates (before taking into account the payment of principal on such Certificates on such distribution date).

Offered Certificates -- The Group I Offered Certificates, the Group II Offered Certificates and the Group III Offered Certificates.

Offered Subordinate Certificates -- The Group I Subordinate Certificates, other than the Group I Non-offered Certificates, the Group II Offered Subordinate Certificates and the Group III Offered Subordinate Certificates.

Original Group II Subordinate Principal Balance -- The aggregate Certificate Principal Balance of the Group II Subordinate Certificates as of the Closing Date.

Original Group III Subordinate Principal Balance -- The aggregate Certificate Principal Balance of the Group III Subordinate Certificates as of the Closing Date.

Outstanding Principal Balance -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Overcollateralization Amount -- As set forth in the Term Sheet.

Overcollateralization Release Amount -- As set forth in the Term Sheet.

Overcollateralization Target Amount -- As set forth in the Term Sheet.

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Prepayment Interest Shortfalls -- Has the meaning set forth under "Description of the Certificates--Interest Distributions on the Group II Certificates" and "--Interest Distributions on the Group III Certificates" in this term sheet supplement.

Prepayment Period -- With respect to a distribution date, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs in the case of the mortgage loans for which EMC is the Servicer and such period as is provided in the related Servicing Agreement with respect to the remaining mortgage loans.

Principal Distribution Amount -- With respect to each distribution date, an amount equal to

         1. the sum of the Principal Funds for Loan Group I for such distribution date, plus

         2. any Extra Principal Distribution Amount for such distribution date, minus

         3. any Overcollateralization Release Amount for such distribution date.

Principal Funds -- With respect to Loan Group I and any distribution dates, the sum, without duplication, of

         1. the scheduled principal collected on the group I mortgage loans during the related Due Period or advanced on or before the related servicer advance date,

         2. prepayments in respect of the group I mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

         3. the Stated Principal Balance of each group I mortgage loan that was repurchased by the Depositor or the related Servicer during the related Due Period,

         4. the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the related Servicer in connection with a substitution of a group I mortgage loan during the related Due Period,

         5. all Liquidation Proceeds collected during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period) on the group I mortgage loans, to the extent such Liquidation Proceeds relate to principal, less all related non-recoverable advances relating to principal reimbursed during the related Due Period, and

         6. the principal portion of the purchase price of the assets of the Trust allocated to Loan Group I upon the exercise by EMC or its designee of its optional termination right with respect to the group I mortgage loans; minus

         7. any amounts required to be reimbursed to EMC, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

Principal Prepayment -- Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount

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as to interest representing scheduled
interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies -- Standard and Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

Realized Loss -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any distribution date.

Record Date -- For each class of Class I-A and Class I-B Certificates and each distribution date, the Business Day preceding the applicable distribution date so long as the Group I Offered Certificates remain in book-entry form; and otherwise the record date shall be the last Business Day of the month preceding the month in which such distribution date occurs. For each class of Group II and Group III Offered Certificates and each distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Remaining Excess Spread -- With respect to any distribution date, the Excess Spread less any Extra Principal Distribution Amount for such distribution date.

REMIC Regular Certificates -- All classes of Certificates other than the Residual Certificates.

REO Property -- A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price -- With respect to any mortgage loan required to be repurchased, an amount equal to the excess of (i) the sum of (a) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase and (b) any costs and damages incurred by the Trust in connection with any violation of such mortgage loan of any predatory lending laws over (ii) any portion of the Servicing Fee, Monthly Advances or servicing advances payable to the purchaser of such mortgage loan.

Repurchase Proceeds -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing Agreement--Representations and Warranties" herein.

Residual Certificates -- The Class R Certificates.

Rules -- The rules, regulations and procedures creating and affecting DTC and its operations.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

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

Senior Certificates -- Group I Senior Certificates, the Group II Senior Certificates and the Group III Senior Certificates.

Senior Interest Allocation Percentage -- With respect to the Group I Senior Certificates related to any Sub-Loan Group in Loan Group I and any distribution date, a fraction, expressed as a percentage, the numerator of which is the Interest Funds with respect to the related Sub-Loan Group and that distribution date, and the denominator of which is the aggregate Interest Funds with respect to all Sub-Loan Groups in Loan Group I and that distribution date.

Senior Optimal Principal Amount -- With respect to each Sub-Loan Group, in the case of Loan Group II, or Loan Group, in the case of Loan Group III, and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Certificate Group immediately prior to such distribution date):

                  (1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Sub-Loan Group or Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a Cross-Over Date);

                  (2) the applicable Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group or Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (3) the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Sub-Loan Group or Group;

                  (4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group or Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group or Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group or Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group or Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause
         (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group or Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group or Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

                  (5) any amount allocated to the Available Funds of the related Sub-Loan Group or Group in accordance with paragraph (G) under "Description of the Certificates--Distributions on the Group II Certificates;" herein; and

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

                  (6) the applicable Senior Prepayment Percentage of the sum of
         (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group or Group which was repurchased by the Sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group or Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

Senior Percentage -- With respect to each Certificate Group related to a Sub-Loan Group, in the case of Loan Group II, or Loan Group, in the case of Loan Group III, and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Senior Certificates (other than the Interest-Only Certificates, if any) in the related Certificate Group by the aggregate Stated Principal Balance of the mortgage loans in the related Sub-Loan Group or Group as of the beginning of the related Due Period.

Senior Prepayment Percentage -- The Senior Prepayment Percentage for the Senior Certificates of each Certificate Group related to a Sub-Loan Group, in the case of Loan Group II, or Loan Group in the case of Loan Group III, on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)       Senior Prepayment Percentage

May 2006 - April 2016          100%
May 2016 - April 2017          Senior Percentage for the related Senior  Certificates plus 70%
                               of the  Subordinate  Percentage for the related  Sub-Loan Group or Group.
May 2017 - April 2018          Senior Percentage for the related Senior  Certificates plus 60%
                               of the  Subordinate  Percentage for the related  Sub-Loan Group or Group.
May 2018 - April 2019          Senior Percentage for the related Senior  Certificates plus 40%
                               of the  Subordinate  Percentage for the related  Sub-Loan Group or Group.
May 2019 - April 2020          Senior Percentage for the related Senior  Certificates plus 20%
                               of the  Subordinate  Percentage for the related  Sub-Loan Group or Group.
May 2020 and thereafter        Senior Percentage for the related Senior Certificates.


Servicers -- As set forth in the Term Sheet.

Senior Principal Allocation Percentage -- With respect to the Class A Certificates related to any Sub-Loan Group in Loan Group I and any distribution date, a fraction, expressed as a percentage, the numerator of which is the Principal Funds with respect to the related Sub-Loan Group and that distribution date, and the denominator of which is the aggregate Principal Funds with respect to all Sub-Loan Groups in Loan Group I and that distribution date.

Servicing Agreements -- The servicing agreements specified in the Agreement between the Sponsor and the related Servicer.

Servicing Fee -- With respect to each mortgage loan, a fee that accrues at the servicing fee rate, as set forth under the heading "Pooling and Servicing Agreement--Servicing and Other Compensation

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

and Payment of Expenses" herein, on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate -- As defined in the Agreement.

Sponsor -- EMC Mortgage Corporation.

Stated Principal Balance -- With respect to any group I mortgage loan and any distribution date: the principal balance thereof as of the Cut-off Date minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan due during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment), (2) all Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date and (3) any Realized Loss thereon incurred prior to or during the related Prepayment Period.

         With respect to any group II mortgage loan and any distribution date,
(1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period.

         With respect to any group III mortgage loan and any distribution date,
(1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period.

         The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date -- As set forth in the Term Sheet.

Sub-Loan Group -- Any of the Loan Group I and Loan Group II sub-groups set forth in the Term Sheet.

Subordinate Certificate Writedown Amount -- With respect to the Group II and Group III Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of the Group II or Group III Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group II or Group III Certificates, as applicable, on such distribution date) exceeds (y) the Stated Principal Balances of the group II or group III mortgage loans, as applicable, on the Due Date related to such distribution date.

Subordinate Certificates -- The Group I Subordinate Certificates, the Group II Subordinate Certificates, and the Group III Subordinate Certificates.

Subordinate Optimal Principal Amount -- With respect to any Sub-Loan Group, in the case of the Loan Group II, or Loan Group, in the case of Loan Group III, and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate Certificates immediately prior to such distribution date):

                  (1) the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Sub-Loan Group or Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (2) the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group or Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (3) the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Sub-Loan Group or Group during the applicable Prepayment Period;

                  (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group or Group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Certificates in the related Certificate Group pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" on such distribution date;

                  (5) the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group or Group which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group or Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

                  (6) on the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Senior Certificates.

Subordinate Percentage -- As of any distribution date and with respect to any Sub-Loan Group, in the case of Loan Group II, or Loan Group, in the case of Loan Group III, 100% minus the related Senior Percentage for the related Certificate Group.

Subordinate Prepayment Percentage -- With respect to any Sub-Loan Group, in the case of Loan Group II, or Loan Group, in the case of Loan Group III, and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

Subsequent Recoveries -- As of any distribution date, amounts received during the related Due Period by the Master Servicer or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a liquidated mortgage loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Term Sheet -- Collectively, (i) the New Issue Computational Materials for Structured Asset Mortgage Investments II Trust 2006-AR3, Mortgage Pass-Through Certificates, Series 2006-AR3 Group I, (ii) the New Issue Computational Materials for Structured Asset Mortgage Investments II Trust 2006-AR3, Mortgage Pass-Through Certificates, Series 2006-AR3 Group II, and (iii) the New Issue Computational Materials for Structured Asset Mortgage Investments II Trust 2006-AR3, Mortgage Pass-Through Certificates, Series 2006-AR3 Group III, each delivered by Bear, Stearns & Co. Inc.

Trigger Event -- As defined in the Term Sheet.

Trustee -- JPMorgan Chase Bank, National Association.

Unpaid Realized Loss Amount -- With respect to any class of Group I Offered Certificates and as to any distribution date, the excess of

         1.       Applied Realized Loss Amounts with respect to such class over,

         2. the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

         Any amounts distributed to a class of Group I Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

Weighted Average Net Rate -- With respect to any Loan Group and distribution date, the weighted average of the Net Rates of the mortgage loans in such Loan Group, weighted in proportion to the respective outstanding principal balances of such mortgage loans.

Wells Fargo -- Wells Fargo Bank, National Association.

                                                                        ANNEX II

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. None of the Depositor, the Servicer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed certificate. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

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

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date.

Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

o        a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                      119